   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2001


                                                      REGISTRATION NO. 333-68592

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                                  CUMMINS INC.
                            CUMMINS CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

                 INDIANA                                  35-0257090
                DELAWARE                                  35-6720159
      (State or other jurisdiction           (I.R.S. Employer Identification No.)
    of incorporation of organization)

                          500 JACKSON STREET, BOX 3005
                          COLUMBUS, INDIANA 47202-3005
                                 (812) 377-5000
    (Address, including zip code, and telephone number, including area code, of Cummins Inc.'s principal executive offices)
                            ------------------------
                              MARYA M. ROSE, ESQ.
                 VICE PRESIDENT--GENERAL COUNSEL AND SECRETARY
                                  CUMMINS INC.
                          500 JACKSON STREET, BOX 3005
                          COLUMBUS, INDIANA 47202-3005
                                 (812) 377-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                    COPY TO:

                          WILLIAM J. WHELAN, III, ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrants.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                          PROPOSED             PROPOSED
                                                           MAXIMUM              MAXIMUM             AMOUNT OF
    TITLE OF EACH CLASS OF           AMOUNT TO         OFFERING PRICE          AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED(1)        PER UNIT(5)       OFFERING PRICE(5)         FEE*(6)
7% Convertible Cumulative
  Quarterly Income Preferred
  Securities of Cummins
  Capital Trust I ("preferred
  securities")................       6,000,000               $50             $300,000,000            $75,000
7% Junior Subordinated
  Convertible Debentures of
  Cummins Inc.
  ("debentures")..............          (2)                  N/A                  N/A                  N/A
Common Stock of Cummins Inc.
  ("common stock")............          (3)                  N/A                  N/A                  N/A
Guarantee of the Preferred
  Securities of Cummins
  Capital Trust I by Cummins
  Inc. ("preferred securities
  guarantee").................          (4)                  N/A                  N/A                  N/A
TOTAL.........................                                               $300,000,000            $75,000



*   Previously paid on August 29, 2001.


(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.

(2) $300,000,000 in aggregate principal amount of junior subordinated convertible debentures were issued and sold to Cummins Capital Trust I (the "trust") in connection with the issuance by the trust of 6,000,000 of its preferred securities. The junior subordinated convertible debentures may be distributed, under certain circumstances, to the holders of preferred securities for no additional consideration.

(3) 6,311,400 shares of common stock are issuable initially upon conversion of the preferred securities being registered hereunder at the conversion rate of 1.0519 shares of common stock for each preferred security. An indeterminate number of shares of common stock may be issuable upon conversion of the preferred securities registered hereunder, including such shares as may be issuable pursuant to antidilution adjustments. The common stock issuable upon conversion of the preferred securities, if issued, will be issued for no additional consideration.

(4) Includes the rights of holders of the preferred securities of the trust under the preferred securities guarantee and back-up undertakings, consisting of obligations by Cummins Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of the trust and such other obligations of Cummins Inc. set forth in the amended and restated trust agreement and the junior subordinated convertible debentures indenture, in each case as further described in the Registration Statement. No separate consideration will be received for the preferred securities guarantee or any back-up undertakings.

(5) Exclusive of accrued interest and distributions, if any.

(6) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                 SUBJECT TO COMPLETION DATED NOVEMBER 21, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                         6,000,000 Preferred Securities
[LOGO]

                            CUMMINS CAPITAL TRUST I

        7% Convertible Cumulative Quarterly Income Preferred Securities
                      (Convertible QUIPS(SM)* securities)
              (liquidation preference $50 per preferred security)
guaranteed to the extent set forth herein by, and convertible into common stock of,
                                  CUMMINS INC.
                                ---------------

    The selling securityholders identified in this prospectus may offer from time to time up to 6,000,000, 7% convertible cumulative quarterly income preferred securities, referred to as preferred securities. The preferred securities represent undivided beneficial ownership interests in the assets of Cummins Capital Trust I, or the trust. Cummins Inc., or Cummins, owns all of the beneficial interests in the assets of the trust represented by the common securities of the trust. The trust invested the proceeds of the original offering in 7% junior subordinated convertible debentures due June 15, 2031 of Cummins, referred to in this prospectus as the debentures.

    A brief description of the preferred securities can be found under "Summary Information--Q & A" beginning on page 3 and under "Summary of Terms" beginning on page 5.

    The selling securityholders may sell these securities from time to time directly to purchasers or through agents, underwriters or dealers. If required, the names of any other selling securityholders, agents or underwriters involved in the sale of these securities and any applicable agent's commission, dealer's purchase price or underwriter's discount will be set forth in a supplement to this prospectus.

    Neither Cummins nor the trust will receive any proceeds from the sale of these securities by the selling securityholders. Neither Cummins nor the trust will pay any underwriting discounts or commissions in the offering of these securities by the selling securityholders.

    SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE PREFERRED SECURITIES.
                            ------------------------

                     OFFERING PRICE: $50 PER PREFERRED SECURITY
                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------

*   QUIPS is a servicemark of Goldman, Sachs & Co.

                         ------------------------------

              The date of this prospectus is              , 2001.

    You should rely only on the information contained in or incorporated by reference in this prospectus. Neither Cummins nor the trust has authorized anyone to provide you with different information. The selling securityholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.
                              --------------------

                               TABLE OF CONTENTS

                              --------------------


                                         Page
                                       --------
Available Information................      i
Incorporation of Certain Documents by
  Reference..........................     ii
Special Note Regarding Forward-
  Looking Statements.................     ii
Recent Developments..................      1
Summary Information--Q&A.............      3
Summary of Terms.....................      5
Risk Factors.........................      9
Use of Proceeds......................     12
Cummins Capital Trust I..............     12
Cummins Inc..........................     13
Accounting Treatment.................     17
Ratio of Earnings to Fixed Charges...     17
Price Range of Common Stock and
  Dividends..........................     17



Description of the Preferred
  Securities.........................     18
                                         Page
                                       --------
Description of the Debentures........     40
Description of the Preferred
  Securities Guarantee...............     51
Relationship Among the Preferred
  Securities, the Debentures and the
  Preferred Securities Guarantee.....     55
Description of Cummins Common Stock..     57
United States Federal Income Tax
  Considerations.....................     59
Certain ERISA Considerations.........     63
Selling Securityholders..............     66
Plan of Distribution.................     70
Legal Matters........................     71
Experts..............................     71
Appendix A...........................    A-1


                             AVAILABLE INFORMATION

    Cummins is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, Cummins files reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the SEC:


        Public Reference Room                 Chicago Regional Office
       450 Fifth Street, N.W.                     Citicorp Center
              Room 1024                       500 West Madison Street
        Washington D.C. 20549                       Suite 1400
                                           Chicago, Illinois 60661-2511


    You can obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You may also access the information that Cummins files with the SEC electronically by means of the SEC's Internet web site located at http://www.sec.gov. In addition, such reports and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Exchange Incorporated, 301 Pine Street, Suite 1104, San Francisco, California 94104.

    This prospectus is part of a registration statement on Form S-3 filed with the SEC, which may be inspected without charge at the SEC's public reference facilities described above. This prospectus does not contain all of the information contained in the registration statement and all of the exhibits and schedules thereto. For further information about Cummins or the trust, please see the complete registration statement. Any statement made in this prospectus concerning the contents of any agreement or other document is only a summary of the actual document. If we have filed any agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or the matter involved. Each statement regarding an agreement or other document is qualified in its entirety by reference to the actual document.

    No separate financial statements of the trust have been included herein. Cummins does not consider that such financial statements would be material to holders of the preferred securities because:

    - all of the voting securities of the trust are owned, directly or indirectly, by Cummins, a reporting company under the Exchange Act;

    - the trust has no independent operations and was established for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the trust and investing the proceeds thereof in debentures issued by Cummins; and

    - the obligations of the trust with respect to the preferred securities are fully and unconditionally guaranteed by Cummins as described herein.

    See "Description of the Preferred Securities," "Description of the Debentures," "Description of the Preferred Securities Guarantee" and "Relationship Among the Preferred Securities, the Debentures and the Preferred Securities Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Cummins hereby incorporates by reference the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the completion of this offering:

    - Cummins' Annual Report on Form 10-K for the year ended December 31, 2000;

    - Cummins' Quarterly Report on Form 10-Q for the quarter ended March 25,
      2001;


    - Cummins' Quarterly Report on Form 10-Q for the quarter ended June 24,
      2001;



    - Cummins' Quarterly Report on Form 10-Q for the quarter ended September 23, 2001; and


    - Cummins' Current Report on Form 8-K, filed June 4, 2001.

    The information incorporated by reference is an important part of this prospectus and information that Cummins files later with the SEC that is deemed to be incorporated by reference herein will automatically update and supersede this information. You may request a copy of these filings at no cost, by writing or telephoning the office of Chip Wochumurka, Vice President--Investor Relations and Strategic Planning, Cummins Inc., 500 Jackson Street, Box 3005 (Mail code 60118), Columbus, Indiana 47202-3005, telephone number (812) 377-3121.

    Cummins will mail any incorporated documents you request by first class mail or another equally prompt means.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    Any statements in this prospectus about Cummins' expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, also referred to as the Securities Act, and Section 21E of the Exchange Act.

    These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. The following cautionary statements identify important factors that could cause Cummins' actual results to differ materially from those projected in the forward-looking statements made in this document. Factors that could cause or contribute to such differences include, but are not limited to:

    - increasing price and product competition by foreign and domestic competitors, including new entrants;

    - rapid technological developments and changes;

    - the ability to continue to introduce competitive new products on a timely, cost-effective basis;

    - the mix of products;

    - the achievement of lower costs and expenses;

    - domestic and foreign governmental and public policy changes, including environmental regulations;

    - protection and validity of patent and other intellectual property rights;

    - reliance on large customers;

    - technological, implementation and cost/financial risks in increasing use of large, multi-year contracts;

    - the cyclical nature of Cummins' business;

    - the outcome of pending and future litigation and governmental proceedings;

    - continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support Cummins' future business; and

    - management's ability to manage risks that result from these and other factors.

    The forward-looking statements contained herein are based on management's current views about future events. Those statements speak only as of the date on which they are made. Cummins does not intend to update forward-looking statements and disclaims any obligation or undertaking to update or revise any such statements to reflect any change in its expectations or any change in events, conditions, circumstances or assumptions on which forward-looking statements are based.

                                  CUMMINS INC.

    Cummins is a leading worldwide designer and manufacturer of diesel engines, ranging from 55 to 3,500 horsepower, and the largest producer of commercial diesel engines above 50 horsepower. Cummins also produces natural gas engines and engine components and subsystems. Cummins provides power and components for a wide variety of equipment in its key businesses: power generation, filtration and engines.

    Cummins sells its products to original equipment manufacturers, or OEMs, distributors and other customers worldwide. The company has manufacturing facilities worldwide, including major operations in Europe, India, Mexico, China and Brazil. Parts distribution centers in Brazil, Mexico, Australia, Singapore, China, India and Belgium are strategically located to supply service parts to Cummins' extensive customer base. Cummins supports its customer base with a significant global distribution system of more than 500 independent distributors and nearly 5,000 dealers in 131 countries.

    In 2000, approximately 57% of net sales were in the United States. Major international markets include Asia and Australia (14% of net sales); Europe and the CIS (13% of net sales); Mexico and Latin America (7% of net sales) and Canada (6% of net sales).

                              RECENT DEVELOPMENTS

RESTRUCTURING

    Beginning in the second half of 2000, Cummins experienced a decline in demand for its products in several North American end markets. These markets included heavy-duty trucks, medium-duty trucks, construction equipment and a number of consumer-driven segments such as recreational vehicles, exhaust systems for off-road recreational and lawn equipment and the Dodge Ram pickup truck. In response to deteriorating market conditions, Cummins announced in December 2000 a restructuring program designed to consolidate operations and improve profitability, including a pre-tax charge of $160 million of which the cash portion was approximately $54 million. The restructuring program focused largely (but not exclusively) on the Engine Business segment and included headcount reductions in both salaried and hourly work forces, the cancellation or delay of a number of information technology and product programs, the writedown of certain assets related to heavy-duty engine production and the closing, consolidating or exiting of nine facilities or businesses. Cummins expects the restructuring to result in annual savings of approximately
$55 million by the end of 2001.

BUSINESS RELATIONSHIPS

    POWER GENERATION

    In April 2001, Cummins announced a three-year agreement with Capstone Turbine Corporation to distribute Capstone-powered microturbine systems through Cummins' Power Generation business. Cummins will incorporate Capstone's microturbine systems into a new line of Cummins turbine-powered generator systems with initial product availability slated for the fourth quarter of 2001. The agreement is expected to result in expanded distribution of advanced, low-emissions power systems.

    In May 2001, Cummins announced that the Newage International division of its Power Generation business formed a strategic partnership with AvK/SEG of Germany, under which Newage becomes the largest shareholder of AvK/SEG. The Newage and AvK/SEG combination will offer the world's broadest range of industrial alternators, from 0.5 kvA to 30,000 kvA. In addition, the combination will supply turnkey solutions for power stations, power electronics and controls for wind power generation, uninterruptable power systems, electronic protection devices and controls, and current and voltage transformers.

    LIGHT-DUTY AUTOMOTIVE

    Cummins announced in April 2001 that it had been chosen by DaimlerChrysler Corporation to be the exclusive supplier of diesel engines for the next generation of the Dodge Ram 2500/3500 pickup truck. The agreement solidifies the Cummins/Dodge supply relationship through the 2007 model year.

    HEAVY-DUTY TRUCK

    Cummins has been pursuing a strategy designed to change the company's approach to participating in the North American heavy-duty truck business. In order to reduce its cost structure, improve customer service and increase market share, Cummins recently entered into three long-term supply agreements. Cummins also decided to rationalize its heavy-duty product line by leveraging its new ISX engine family and other existing engines, and end its 10-13 liter engine development program.

    In October 2000, Cummins entered into a long-term agreement with Volvo Trucks North America as that company's sole external engine supplier effective in the first half of 2001.

    In February 2001, Cummins entered into a long-term supply agreement with PACCAR Inc. covering Cummins' heavy-duty engine product line.

    In March 2001, Cummins entered into a similar long-term supply agreement with International Truck and Engine Corporation covering Cummins' heavy-duty engine product line.

    The supply agreements provide long-term, stable pricing for engines and eliminate certain dealer and end user discounts to allow the OEM full responsibility for total vehicle cost and pricing. In addition, the agreements provide for joint work on engine/vehicle integration with a focus on reducing product proliferation. These efforts are expected to reduce product cost while creating enhanced value for end users through better product quality and performance. The joint sales and service efforts will also provide better customer support at a significantly reduced cost to the partners.

    In June 2001, Cummins announced its decision to end development of its 10-13 liter engine program. Cummins took a special pre-tax charge in the second quarter of 2001 related to this action. By leveraging its existing line of heavy-duty engines, Cummins reaffirmed its commitment to the heavy-duty truck market. As a result of ending the development program, Cummins expects to avoid approximately $200 million in planned capital investments and costs over the next two years. The implementation of the long-term supply agreements and the rationalization of the heavy-duty engine product line establish the key elements of Cummins' strategic approach to the heavy-duty truck engine business.

                            SUMMARY INFORMATION--Q&A

    The following information supplements, and should be read together with, the information contained in other parts of this prospectus. This summary highlights selected information from this prospectus to help you understand the preferred securities and the related preferred securities guarantee and debentures. You should carefully read this prospectus to understand fully the terms of the preferred securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page 9 to determine whether an investment in the preferred securities is appropriate for you.

WHAT ARE THE PREFERRED SECURITIES?

    Each preferred security represents an undivided beneficial ownership interest in the assets of the trust. Each preferred security entitles the holder to receive quarterly cash distributions as described in this prospectus.

WHO IS THE TRUST?

    The trust is a Delaware business trust and a subsidiary of Cummins. Its principal offices are located at 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, and its telephone number is (812) 377-5000. All of the common securities of the trust are owned by Cummins. The trust used the proceeds from the sales of its preferred securities and common securities to buy Cummins' 7% junior subordinated convertible debentures due June 15, 2031, which have the same financial terms as the preferred securities.

WHO IS CUMMINS INC.?

    Cummins was incorporated on February 3, 1919, under the laws of the State of Indiana. Cummins' principal executive offices are located at 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, and its telephone number is
(812) 377-5000.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE PREFERRED SECURITIES?

    If you hold preferred securities, you are entitled to receive cumulative cash distributions at an annual rate of 7% of the liquidation amount of $50 per preferred security. Distributions, which began to accumulate from the date the trust first issued the preferred securities, are to be paid quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2001. The trust's only source of cash to make payments on the preferred securities is payments on the debentures it purchased from Cummins.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

    Cummins may defer interest payments on the debentures, on one or more occasions, for up to 20 consecutive quarters, subject to certain exceptions. See "Description of the Debentures--Option to Extend Interest Payment Period." If Cummins defers interest payments on the debentures, the trust will also defer distributions on the preferred securities. During any deferral period, with limited exceptions, Cummins will not be permitted to:

    - declare or pay any dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock; or

    - make an interest, principal or premium payment on, or repay, repurchase or redeem, any of its debt securities (including guarantees of indebtedness) that rank equally with or junior to the debentures.

WHEN CAN YOU CONVERT THE PREFERRED SECURITIES INTO CUMMINS COMMON STOCK?


    You can convert each preferred security into common stock of Cummins at a rate of 1.0519 shares of Cummins common stock for each preferred security at any time before 5:00 p.m., New York City time, on June 13, 2031. The conversion ratio, which is subject to adjustment in certain circumstances, is equivalent to a conversion price of $47.53 per share of Cummins common stock. The last reported sale price of the Cummins common stock on the NYSE Composite Tape on November 16, 2001 was $35.76 per share. See "Description of the Preferred Securities--Conversion Rights."


WHEN CAN THE TRUST REDEEM THE PREFERRED SECURITIES?

    The trust must redeem all of the outstanding trust securities when the debentures are paid at maturity on June 15, 2031. In addition, Cummins can redeem the debentures before their maturity, on one or more occasions, in whole or in part at the prices specified herein at any time on or after June 15, 2006. Furthermore, Cummins may redeem the debentures at any time at 100% of their principal amount if specific changes in tax or investment company law occur and other conditions are satisfied, as more fully described under "Description of the Preferred Securities--Special Event Redemption."

    If Cummins redeems any debentures before their maturity, the trust will use the cash it receives from the redemption of the debentures to redeem, in the same proportion, preferred securities and common securities of the trust having a combined liquidation amount equal to the principal amount of the debentures redeemed.

WHAT IS CUMMINS' GUARANTEE OF THE PREFERRED SECURITIES?

    Cummins has irrevocably guaranteed that if a payment on the debentures is made to the trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the preferred securities, then Cummins will make payments directly to the holders of the preferred securities. The guarantee does not cover payments when the trust does not have sufficient funds to make payments on the preferred securities. Your remedy in such an event is as described under "Relationship Among the Preferred Securities, the Debentures and the Preferred Securities Guarantee." Cummins' obligations under the guarantee are subordinated as described under "Description of the Preferred Securities Guarantee--Status of the Preferred Securities Guarantee."

WHEN COULD THE DEBENTURES BE DISTRIBUTED TO YOU?

    Cummins has the right to terminate the trust at any time. If Cummins terminates the trust, the trust will liquidate by distributing the debentures to holders of the preferred securities and common securities of the trust on a proportionate basis. See "Description of the Preferred Securities--Distribution of Debentures" and "Description of the Debentures--Distribution of Debentures."

DO HOLDERS OF THE PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?

    Generally, holders of the preferred securities do not have any voting rights. See "Description of the Preferred Securities--Voting Rights."

IN WHAT FORM WERE THE PREFERRED SECURITIES ISSUED?

    The preferred securities are represented by one or more global certificates that have been deposited with and registered in the name of The Depository Trust Company or its nominee. This means that holders of the preferred securities have not received certificates for their preferred securities.

                                SUMMARY OF TERMS

Securities Offered............  6,000,000 convertible cumulative quarterly income preferred securities.

Issuer........................  Cummins Capital Trust I, a Delaware business trust. The only assets of the trust consist of the 7% junior subordinated
                                convertible debentures due June 15, 2031 of Cummins.

Guarantor.....................  Cummins Inc., an Indiana corporation.

Distributions.................  Distributions on the preferred securities began to accrue from the date of original issuance and are payable at an
                                annual rate of 7% of the liquidation preference of $50 per preferred security. Subject to the deferral provisions
                                described below, distributions are cumulative payable
                                quarterly in arrears on March 15, June 15, September 15 and
                                December 15 of each year, commencing September 15, 2001.
                                Because distributions on the preferred securities are
                                considered interest for United States Federal income tax
                                purposes, corporate holders are not entitled to a
                                dividends-received deduction.

Distribution Deferral
  Provisions..................  The ability of the trust to pay distributions on the preferred securities depends on the receipt of interest
                                payments from Cummins on the debentures. As long as Cummins does not default in the payment of interest on the
                                debentures, Cummins has the right to defer payments of
                                interest on the debentures for up to 20 consecutive
                                quarterly interest periods. Cummins may not, however, defer interest payments beyond the maturity of the debentures. If
                                Cummins defers the payment of interest on the debentures,
                                the trust will defer the quarterly distributions on the
                                preferred securities for a corresponding period. Upon the
                                termination of a deferral period, payment will become due on all accrued and unpaid amounts on the debentures. Upon such payment, the trust will be required to pay all accumulated and unpaid distributions to holders of the preferred
                                securities. If a deferral of an interest payment occurs, the holders of the preferred securities will accrue income for
                                United States Federal income tax purposes notwithstanding
                                the deferral of the corresponding cash distribution.

Rights Upon Deferral of
  Distributions...............  During any period in which interest payments on the debentures are deferred, interest will accrue on the
                                debentures and quarterly distributions will continue to
                                accumulate additional distributions at an annual rate of 7%, compounded quarterly. During any such period, Cummins has
                                agreed not to declare or pay any dividend or make any
                                distribution on its capital stock or redeem, purchase,
                                acquire or make a liquidation payment with respect to its
                                capital stock or make any interest, principal or premium
                                payment on, or repay, repurchase or redeem, any of its debt securities (including guarantees) that rank equally with or junior

                                to the debentures. The foregoing does not apply to any stock dividends payable on Cummins common stock.

Conversion Rights.............  Each preferred security is convertible at any time before
                                5:00 p.m., New York City time, on June 13, 2031 (or, in the case of preferred securities called for redemption, before the close of business on the business day before the
                                applicable redemption date) at the option of the holder into shares of Cummins common stock, at the rate of 1.0519 shares of Cummins common stock for each preferred security
                                (equivalent to a conversion price of $47.53 per share of
                                Cummins common stock), subject to adjustment in certain
                                circumstances. The reported last sale price of Cummins
                                common stock on the NYSE composite tape on November 16, 2001 was $35.76 per share. In connection with any preferred
                                security presented for conversion, the conversion agent will exchange these preferred securities for the appropriate
                                principal amount of the debentures held by the trust and
                                immediately convert these debentures into Cummins common
                                stock. No fractional shares of Cummins common stock will be issued as a result of a conversion. Instead, fractional
                                interests will be paid by Cummins in cash.

Liquidation Amount............  If the trust is liquidated, you will be entitled to receive
                                $50 per preferred security plus an amount equal to any
                                accrued and unpaid distributions thereon to the date of
                                payment, unless the debentures are distributed to holders.

Optional Redemption...........  Cummins may redeem the debentures, in whole or in part, for cash from time to time on or after June 15, 2006 at the
                                prices specified herein plus any accrued and unpaid interest thereon. If Cummins redeems any debentures, the trust must redeem preferred securities and common securities of the
                                trust having a liquidation amount equal to the principal
                                amount of the debentures so redeemed at a redemption price corresponding to the redemption price of the debentures. The preferred securities do not have a stated maturity date,
                                although they are subject to mandatory redemption upon the repayment of the debentures at their stated maturity
                                (June 15, 2031), upon acceleration, earlier redemption, or otherwise.

Special Event Redemption......  Cummins may redeem the debentures in whole upon the occurrence of an investment company event (as defined in
                                "Description of the Preferred Securities--Special Event
                                Redemption") or in whole or in part upon the occurrence of a tax event (as defined in "Description of the Preferred
                                Securities--Special Event Redemption") at a redemption price equal to 100% of the principal amount of the debentures to be redeemed plus accrued and unpaid interest thereon. If
                                Cummins redeems any debentures, the trust must redeem the
                                equivalent amount of preferred securities and common
                                securities of the trust at the liquidation amount thereof
                                plus any accrued and unpaid distributions thereon.

Termination of the Trust......  Cummins has the right, at any time, to terminate the trust and, after satisfaction of the creditors of the trust as
                                provided by applicable law, cause the trust to distribute
                                the debentures to holders of its preferred securities and
                                common securities on a proportionate basis.

Additional Sums...............  Cummins is required to pay all additional taxes and other expenses of the trust. See "Description of the Debentures--
                                Expenses of the Trust." Consequently, if a tax event occurs and Cummins does not elect to redeem the debentures or
                                liquidate the trust, the amount of distributions then due
                                and payable by the trust on the outstanding preferred
                                securities will not be reduced as a result of the tax event.

Debentures of Cummins.........  The debentures mature on June 15, 2031 and bear interest at the rate of 7% per annum, payable quarterly in arrears. As long as Cummins is not in default with its interest payments on the debentures, Cummins has the right, on one or more
                                occasions, to defer payments of interest on the debentures for up to 20 consecutive quarterly interest periods.
                                However, no interest may be deferred beyond the stated
                                maturity of the debentures. During any deferral period, no interest will be due, but interest will continue to accrue and compound quarterly. Upon termination of any deferral
                                period, payment will become due on all accrued and unpaid
                                amounts. After the payment of all amounts then due, Cummins may commence a new deferral period, subject to the
                                conditions of this paragraph. During any deferral period,
                                Cummins will be prohibited from declaring or paying
                                dividends or making distributions on any of its capital
                                stock or redeeming, purchasing, acquiring or making a
                                liquidation payment on any of its capital stock or making
                                any interest, principal or premium payment on or repaying, repurchasing or redeeming any of its debt securities
                                (including guarantees) that rank equally with or junior to the debentures; provided, among other things, that the
                                foregoing shall not apply to any stock dividends payable on
                                Cummins common stock. The payment of principal and interest on the debentures will rank junior to all present and future senior and subordinated debt of Cummins. The indenture,
                                under which the debentures will be issued, does not limit
                                the aggregate amount of senior and subordinated debt that
                                may be incurred by Cummins. The debentures will have
                                provisions with respect to interest, optional redemption,
                                special event redemption and conversion and certain other
                                terms substantially similar to those of the preferred
                                securities.

Preferred Securities            Cummins has irrevocably and unconditionally guaranteed, on a
  Guarantee...................  subordinated basis and to the extent set forth herein, the payment in full of (1) any accrued and unpaid distributions and the amount payable upon redemption of the preferred
                                securities to the extent Cummins has made a payment to the property trustee of interest or principal on the debentures and (2)

                                generally, the liquidation amount of the preferred
                                securities to the extent the trust has assets available for distribution to holders of the preferred securities. The
                                guarantee is unsecured and is subordinate and junior in
                                right of payment to all of Cummins' senior and subordinated debt. The preferred securities guarantee also ranks equal in right of payment with the most senior preferred or
                                preference stock issued, from time to time, by Cummins and ranks equal with any other preferred securities guarantee
                                issued by Cummins on behalf of holders of preferred
                                securities issued by any other trust established by Cummins or its affiliates. The preferred securities guarantee will be senior to the common stock of Cummins.

Voting Rights; Enforcement
  of Rights...................  Generally, holders of the preferred securities do not have any voting rights. If the property trustee fails to enforce its rights under the debentures or the guarantee trustee
                                fails to enforce its rights under the preferred securities guarantee, a record holder of the preferred securities may institute a legal proceeding directly against Cummins to
                                enforce these rights without first instituting any legal
                                proceeding against any other person or entity.
                                Notwithstanding the foregoing, if an event of default under the indenture occurs and is continuing and is caused by the failure of Cummins to pay interest or principal on the
                                debentures or Cummins has failed to make a payment with
                                respect to the preferred securities guarantee, a holder of the preferred securities may directly institute a proceeding against Cummins for enforcement of that payment.

                                  RISK FACTORS

    YOUR INVESTMENT IN THE PREFERRED SECURITIES, THE DEBENTURES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED SECURITIES OR THE DEBENTURES WILL INVOLVE SOME RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING DISCUSSION OF RISKS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER AN INVESTMENT IN THE PREFERRED SECURITIES IS SUITABLE FOR YOU.


    Because the trust will rely on the payments it receives on the debentures to fund all payments on the preferred securities, and because the trust may distribute the debentures in exchange for the preferred securities, prospective purchasers of the preferred securities are making an investment regarding the debentures as well as the preferred securities. You should carefully review the information in this prospectus about the preferred securities, the debentures, preferred securities guarantee and the common stock issuable upon conversion of the preferred securities or the debentures.


CUMMINS' OBLIGATIONS UNDER THE DEBENTURES AND THE GUARANTEE ARE DEEPLY
  SUBORDINATED

    Cummins' obligations under the debentures and the preferred securities guarantee are junior in right of payment to all of its existing and future senior and subordinated debt. This means that Cummins cannot make any payments to you on the debentures or the preferred securities guarantee if it is in default on any of its senior or subordinated debt and does not cure that default within the applicable grace period or if any senior or subordinated debt becomes immediately due because of a default and has not yet been paid in full. In addition, in the event of the bankruptcy, liquidation or dissolution of Cummins, its assets would be used to pay off its senior and subordinated obligations in full before any payments would be made on the debentures or the preferred securities guarantee.


    As of September 23, 2001, Cummins had outstanding aggregate senior and subordinated debt of approximately $982 million. None of the indenture governing the debentures, the preferred securities guarantee or the trust agreement limit Cummins' ability to incur additional indebtedness.


    On March 16, 2001, Moody's Investors Service, Inc., or Moody's, lowered Cummins' ratings for long-term debt to Baa3 from Baa1. On April 24, 2001, Standard & Poor's Rating Services, or S&P, lowered Cummins' corporate ratings for long-term debt to BBB from BBB+ and retained a negative outlook.

    Debt rated Baa by Moody's is considered as medium-grade (that is, it is neither highly protected nor poorly secured). Debt rated Baa3 ranks at the lowest end of this generic rating category. Debt rated BBB by S&P is regarded as having an adequate capacity to pay interest and repay principal.

    A rating by Moody's or S&P is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. All ratings should be evaluated independently of each other. However, Cummins' credit ratings influence the cost and availability to Cummins of debt financing. This may, in turn, affect its earnings and liquidity.

IF CUMMINS DOES NOT MAKE PAYMENTS ON THE DEBENTURES, THE TRUST WILL NOT BE ABLE TO MAKE DISTRIBUTIONS AND OTHER PAYMENTS ON THE PREFERRED SECURITIES AND THE PREFERRED SECURITIES GUARANTEE WILL NOT APPLY

    The trust's ability to make timely distribution and redemption payments on the preferred securities is completely dependent upon Cummins making timely payments on the debentures. If Cummins defaults on the debentures, the trust will lack funds for the payments on the preferred securities. If this happens, you will not be able to rely upon the preferred securities guarantee for payment of such amounts because the preferred securities guarantee only guarantees that

Cummins will make distribution and redemption payments on the preferred securities if the trust has the funds to do so itself but does not. Instead, you or the property trustee may proceed directly against Cummins for payment of any amounts due on the debentures.

    For more information, see below under the caption "Description of the Preferred Securities--Enforcement of Certain Rights by Holders of Preferred Securities."

DISTRIBUTIONS ON THE PREFERRED SECURITIES COULD BE DEFERRED, WHICH MIGHT AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES AND WOULD HAVE ADVERSE TAX CONSEQUENCES FOR YOU

    As long as the debentures are not in default, Cummins can, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods, but not beyond the maturity date of the debentures. Because interest payments on the debentures fund distributions on the preferred securities, each such deferral would result in a corresponding deferral of distributions on the preferred securities.

    Cummins does not intend to defer interest payments on the debentures. However, if it does so in the future, the preferred securities may trade at a price that does not reflect fully the value of the accrued but unpaid distributions. Even if Cummins does not do so, its right to defer interest payments on the debentures could mean that the market price for the preferred securities may be more volatile than that of other securities without interest deferral rights.

    If Cummins defers interest payments on the debentures, you will still be required to accrue interest income for United States Federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the debentures held by the trust, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States Federal income tax purposes before receiving any cash distribution. If you sell your preferred securities before the record date for the first distribution after a deferral period, you will never receive the cash related to the accrued interest that you reported for tax purposes.

    For more information regarding the tax consequences of purchasing and holding the preferred securities, see "United States Federal Income Tax Considerations." You should consult with your own tax advisor regarding the tax consequences of an investment in the preferred securities.

THE PREFERRED SECURITIES MAY BE REDEEMED PRIOR TO MATURITY; YOU MAY BE TAXED ON THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN

    The debentures, and therefore the preferred securities, may be redeemed in whole or, in certain cases, in part on one or more occasions on or after June 15, 2006, or, at any time upon the occurrence of specified events relating to changes in tax or investment company law. If redeemed on or after June 15, 2006 and no tax event or investment company event has occurred, the redemption price will be equal to a specified percentage of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest thereon. If redeemed on or after June 15, 2011, or upon the occurrence of a tax event or an investment company event, the redemption price for the debentures will be equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest thereon. See "Description of the Debentures--Optional Redemption; Special Event Redemption." Upon redemption of the debentures, the trust must use the redemption price it receives to redeem on a proportionate basis preferred securities and common securities of the trust having an aggregate liquidation amount equal to the aggregate principal amount of the debentures redeemed.

    The redemption of the preferred securities would be a taxable event to you for United States Federal income tax purposes.

    In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the preferred securities.

THERE COULD BE ADVERSE TAX CONSEQUENCES TO YOU IF CUMMINS TERMINATES THE TRUST AND DISTRIBUTES DEBENTURES TO YOU

    Cummins has the right to terminate the trust at any time. If Cummins decides to exercise its right to terminate the trust, the trust will redeem the preferred securities and the common securities of the trust by distributing the debentures to holders of the preferred securities and the common securities on a proportionate basis. Under current United States Federal income tax law, a distribution of debentures to you upon the dissolution of the trust should not be a taxable event to you. However, if the trust is characterized for United States Federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of debentures could be a taxable event to you. See "United States Federal Income Tax Considerations--Distribution of the Debentures or Cash Upon Liquidation of the Trust."

THERE COULD BE ADVERSE TAX CONSEQUENCES TO YOU IF YOU HOLD DEBENTURES AND CUMMINS DISCHARGES THE INDENTURE

    Cummins has the right to obtain a discharge of the indenture, subject to certain limitations, by depositing money or securities in a trust that will provide money in an amount sufficient to fund all of the required payments on the debentures. Under United States Federal income tax law, this deposit would be treated as an exchange of the debentures for other property. Accordingly, if you hold debentures, you may be required to recognize a gain or loss for United States Federal income tax purposes. In addition, you may be further required to recognize income on the property deposited in the trust, which could be different from the amount that you would recognize if Cummins had not obtained such a discharge. See "Description of the Debentures--Defeasance, Covenant Defeasance and Discharge."

SINCE YOUR VOTING RIGHTS WILL BE VERY LIMITED, YOU CANNOT PREVENT THE TRUSTEES FROM TAKING ACTION YOU MAY NOT AGREE WITH

    You will only have limited voting rights. In particular, you may not elect or remove any trustees.

AN ACTIVE TRADING MARKET FOR THE PREFERRED SECURITIES OR THE DEBENTURES MAY NOT DEVELOP OR BE SUSTAINED, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND PRICE OF THE PREFERRED SECURITIES AND THE DEBENTURES

    There is no existing market for the preferred securities or the debentures and there can be no assurance as to the ability of the holders to sell their preferred securities or debentures. Future trading prices of the preferred securities, the debentures and the common stock of Cummins issuable upon conversion of the preferred securities or the debentures will depend on many factors including, among other things, prevailing interest rates, Cummins' operating results and the market for similar securities. The initial purchasers have informed the trust and Cummins that the initial purchasers intend to make a market for the preferred securities offered hereby; however, the initial purchasers are not obligated to do so and any such market making activity will be subject to the limits imposed by applicable law and may be discontinued at any time without notice.

                                USE OF PROCEEDS

    Neither the trust nor Cummins will receive any proceeds from the sale of the securities being offered by the selling securityholders.

                            CUMMINS CAPITAL TRUST I

    The trust is a statutory business trust created on May 3, 2001 under the Delaware Business Trust Act, as amended, or the Trust Act, pursuant to a declaration of trust among Cummins, as depositor, the property trustee and the Delaware trustee. The declaration of trust was amended and restated in its entirety on June 18, 2001. As amended and restated, the declaration is referred to in this prospectus as the trust agreement.

    The trust was established solely for the following purposes:

    - to issue the preferred securities, which represent undivided beneficial ownership interests in the trust's assets;

    - to issue common securities to Cummins in a total liquidation amount equal to at least 3% of the trust's total capital;

    - to invest the proceeds of the issuance and sale of the preferred securities and the common securities in the debentures issued by Cummins; and

    - to engage in other activities that are directly related to the activities described above, such as registering the transfer of the preferred securities.

    Pursuant to the trust agreement, there are five initial trustees of the trust. There are three administrative trustees who are individuals who are employees or officers of, or who are affiliated with, Cummins. The fourth trustee, the property trustee, is a financial institution that is unaffiliated with Cummins. The fifth trustee, the Delaware trustee, is an entity that maintains its principal place of business in the State of Delaware. Initially, BNY Midwest Trust Company is acting as property trustee and its affiliate, The Bank of New York (Delaware), is acting as Delaware trustee until, in each case, removed or replaced by the holder of the common securities of the trust. BNY Midwest Trust Company is also acting as the guarantee trustee under the preferred securities guarantee and as the indenture trustee under the indenture governing the debentures.

    The property trustee holds legal title to the debentures for the benefit of the holders of the preferred securities and the common securities of the trust, and the property trustee has the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee maintains exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debentures for the benefit of the holders of the preferred securities and the common securities of the trust. The guarantee trustee holds the preferred securities guarantee for the benefit of the holders of the preferred securities of the trust. Cummins is obligated to pay all fees and expenses related to the trust. See "Description of the Debentures--Expenses of the Trust."

    Because the trust was established only for the purposes listed above, the debentures are the trust's sole assets. Payments on the debentures will be the trust's sole source of income. The trust will only issue one series of preferred securities.

    The place of business and the telephone number of the trust are the principal executive offices and telephone number of Cummins. See "Summary Information--Q&A."

                                  CUMMINS INC.

OVERVIEW

    Cummins is a leading worldwide designer and manufacturer of diesel engines, ranging from 55 to 3,500 horsepower, and the largest producer of commercial diesel engines above 50 horsepower. Cummins also produces natural gas engines and engine components and subsystems. Cummins provides power and components for a wide variety of equipment in its key businesses: power generation, filtration and engines.

    Cummins sells its products to original equipment manufacturers, or OEMs, distributors and other customers worldwide. The company has manufacturing facilities worldwide, including major operations in Europe, India, Mexico, China and Brazil. Parts distribution centers in Brazil, Mexico, Australia, Singapore, China, India and Belgium are strategically located to supply service parts to Cummins' extensive customer base. Cummins supports its customer base with a significant global distribution system of more than 500 independent distributors and nearly 5,000 dealers in 131 countries.

    In 2000, approximately 57% of net sales were in the United States. Major international markets include Asia and Australia (14% of net sales); Europe and the CIS (13% of net sales); Mexico and Latin America (7% of net sales) and Canada (6% of net sales).

POWER GENERATION BUSINESS

    The Power Generation business segment represented 21% of Cummins' net sales in 2000. Cummins offers reciprocating engine-based power generation systems worldwide with a power range of 2 kilowatts to 2 megawatts for either standby or prime power applications. Engines are offered with a choice of fuels, including diesel, natural gas and gasoline. Newage, a subsidiary of Cummins, is a leader in the alternator industry, supplying alternators with a range of up to 4 megawatts. Newage supplies their products internally as well as to other generator set assemblers globally.

    Cummins' Power Generation business serves a diversified set of customers in key markets around the world. Standby power solutions are provided to customers reliant on uninterrupted sources of power and sophisticated backup power systems. Prime power customers include those in developing countries with less comprehensive electrical power infrastructures. Cummins is also a key player in the distributed power generation market, in which the generating capacity is moved closer to end-users rather than kept solely in large, centralized utility plants. Cummins is a market leader in recreational vehicle generator sets, which is a growing market segment, especially in North America, as the population ages. Cummins' Power Rent business offers the rental of power equipment for both standby and prime power purposes. Cummins' Power Generation business also markets service contracts, whereby Cummins sells power by the hour rather than the actual power-generating equipment. The Power Generation business provides a range of services including long-term maintenance contracts and turnkey power solutions including a complete range of maintenance and services.

    The Power Generation business is one of the most integrated providers of power solutions in the world, as it designs and manufactures most of the components that make up power generation systems, including loose engines, controls, alternators, transfer switches, and switchgear. Cummins' Power Generation business not only assembles complete generator sets for its customers, but also sells the components separately. The Power Generation business continuously explores emerging technologies such as microturbines and fuel cells and is leveraging Cummins' experience in building business partnerships in order to bring to market cost-effective and environmentally sound power solutions.

FILTRATION BUSINESS AND OTHER

    The Filtration Business and Other segment accounted for 18% of Cummins' net sales in 2000. This segment is comprised of the Filtration Business (Fleetguard, Nelson, Kuss, Universal Silencer), the Holset turbocharger business and company-owned distributors.

    Fleetguard is a leading designer and manufacturer of filters and filtration systems for heavy-duty equipment. Its products are produced and sold in global markets, including Europe, North America, South America, India, China, Australia and the Far East. Nelson designs and manufactures air filtration and exhaust systems for on- and off-highway applications ranging from heavy-duty equipment to small engine driven consumer applications. Together, Fleetguard and Nelson provide advanced, integrated filtration systems, including air intake and exhaust filtration, emission and noise reduction, engine filtration and mobile hydraulic filtration systems. The Filtration Business also makes products for the automotive specialty filtration market and the industrial filtration market through its Kuss subsidiary, located in Findlay, Ohio, and Universal Silencer, located in Stoughton, Wisconsin. Filtration Business revenue is split between first-fit OEM customers (approximately 40%) and the replacement-part business (approximately 60%).

    Holset designs, manufactures and markets turbochargers worldwide. Holset manufactures in five countries and has sales and distribution across the globe. Holset provides critical technology for engines to meet worldwide emissions standards, including variable geometry turbochargers.

    Cummins owns 17 distributorships, covering over 25 countries, with most distributorships located outside of the United States. Most distributors engage in the selling of engines, generator sets and service parts, as well as perform service and repair activities on Cummins products. Cummins' distributors serve the dealers and end users in their territory. The company-owned distributors are a critical component in the company's overall distribution system.

ENGINE BUSINESS

    The Engine Business is Cummins' largest business segment, accounting for 61% of net sales in 2000. This business provides a broad array of diesel engines ranging from 3.3 liters to 91 liters, for use in a variety of global end markets. In addition, through its extensive distribution network, the Engine Business provides a full range of new and remanufactured parts, engines and service to support its customer base. Parts and service are a key element of providing complete power solutions to a diverse set of end users. The Engine Business organizes its engine, parts and service businesses around the following end-user focused groups: Light-duty Automotive; Medium-duty Truck and Bus; Heavy-duty Truck; Construction, Agriculture and Marine; and High Horsepower.

    LIGHT-DUTY AUTOMOTIVE

    Cummins is the exclusive provider of diesel engines used by DaimlerChrysler in its Dodge Ram pickup trucks. Cummins has a thirteen-year relationship with DaimlerChrysler, and in 2000 a record 119,000 engines were shipped for use in the Dodge Ram. Cummins' light-duty automotive engines are also being used in Brazil by Ford. Cummins is the leading manufacturer of diesel engines for use in the Class A motorhome segment of the recreational vehicle market. Cummins holds a 29% share of the overall class A motorhome market and a 76% share of the diesel segment. This market is predominantly North American.

    MEDIUM-DUTY TRUCK AND BUS MARKET

    Cummins is a supplier of diesel engines to the global market for medium-duty trucks and buses. In the North American diesel-powered medium-duty truck engine market, the company held a 19% share in 2000, and its share in Europe and Latin America continues to grow. Cummins is the worldwide market share leader in the transit bus market. Cummins offers natural gas-powered engines, primarily to transit and school bus markets, where demand for alternative fuels is growing.

    HEAVY-DUTY TRUCK MARKET

    Cummins supplies the most modern diesel engine product line in the industry to the global heavy-duty truck market. All major heavy-duty truck manufacturers in North America offer Cummins' heavy-duty diesel engines as standard or optional power. In 2000, Cummins held a 28% share of the North American heavy-duty truck engine market. Cummins also has significant market shares overseas, including Europe and Latin America, and is the market leader in Mexico, South Africa and Australia.

    CONSTRUCTION, AGRICULTURE, MARINE

    Cummins engines power a wide variety of equipment in construction, agricultural and marine markets throughout the world. The company's major construction equipment OEM customers are in North America, Europe, South America, South Korea and Japan. These OEMs manufacture equipment for a diverse set of applications that utilize engines from Cummins' complete product range. Agricultural equipment OEM customers use Cummins' medium- and heavy-duty engines in their equipment. These OEM customers are primarily in North America, South America and Europe, serving end-use markets that span the globe. In the marine market, Cummins holds the lead market position in the North American recreational boat segment. Cummins engines are sold to both recreational and commercial boat builders, primarily in North America, Europe and Asia.

    HIGH HORSEPOWER

    Cummins is also a supplier of diesel engines to mining, rail, government and petroleum markets. Cummins offers a full product line for mining applications that compete in all segments from small underground mining equipment up to 400-ton haul trucks. Cummins occupies the number two global position in the mining segment. Cummins is the market share leader in the worldwide railcar market, with rail market demand concentrated in Europe and Asia. Cummins' sales into the government market are concentrated in North America and Europe. Petroleum markets currently represent a small but growing part of the high horsepower business.

JOINT VENTURES AND BUSINESS INVESTMENTS

    For many years, Cummins has made investments and entered into alliances with leading business partners in various areas of the world in order to increase its market penetration, expand its product line, streamline its supply chain, and develop new technologies.

    Cummins is the majority owner of Cummins India Limited, which is publicly listed on the Bombay Stock Exchange. This business grew out of a partnership established in 1962 with the Kirloskar family and eventually expanded to include other local partners. Cummins India Limited produces mid-range, heavy-duty and high horsepower engines for the Indian and export markets.

    Consolidated Diesel Company, located in the United States, is a joint venture with CNH Global that dates to 1980. This partnership produces midrange engines and engine products for construction, agriculture and automotive markets in North America and Europe.

    Cummins and Komatsu have formed a broad relationship, including three joint ventures and numerous exclusive supply arrangements. Two joint ventures were formed in 1992, one to manufacture Cummins' B Series engines in Japan, the other to build high horsepower Komatsu-designed engines in the United States. A third joint venture, established in 1997, is designing next-generation industrial engines in Japan.

    Tata Cummins Limited is a joint venture between Cummins and TELCO, the largest automotive company in India. This joint venture, established in 1992, manufactures the Cummins B Series engine in India for use in TELCO trucks.

    Cummins has entered into a joint venture with China National Heavy Duty Truck Corporation in Chongqing to manufacture a broad line of Cummins heavy-duty and high horsepower diesel engines in China. This joint venture was formed in 1995.

    Cummins partnered with Dong Feng in 1995 to form a joint venture in China for the production of Cummins' C Series engine. Cummins has also licensed Dong Feng to manufacture Cummins' B Series engines.

    The European Engine Alliance, established in 1996, is a joint venture between Cummins and two of the Fiat Group companies--Iveco (trucks and buses) and CNH Global (agricultural equipment)--to develop a new generation of 4-, 5- and 6-liter engines based on Cummins 4- and 6-liter B Series engines.

    Cummins and Scania have a joint venture to produce fuel systems for heavy-duty diesel engines. This joint venture was formed in 1999.

    In 2001, Cummins formed a joint venture with Westport Innovations, of British Columbia, to develop and market low-emissions, high performance natural gas engines for on-highway, industrial and power generation markets.

    Cummins also has numerous joint ventures around the world that provide engine components, such as turbochargers, alternators and filtration products. In addition, Cummins has entered into license agreements that provide for the manufacture and sale of its products in Turkey, China, Pakistan, South Korea, Indonesia and other countries.

RESEARCH AND DEVELOPMENT

    Cummins' markets are driven by technology and emissions regulations. The company conducts an extensive research and engineering program to meet these requirements and to achieve product improvements, innovations and cost reductions for its customers. The company has a unique portfolio of technologies to develop such products as fuel systems, electronic controls, air-handling systems, filtration, exhaust, after-treatment and combustion technologies. Cummins also offers alternate-fuel engines for certain of its markets, and continues to explore new alternate fuel opportunities. Technology has been the driving factor behind many of the company's business alliances, and its technological leadership has enabled it to partner with leading equipment
OEMs worldwide.

DISTRIBUTION

    There are approximately 8,900 locations in North America, primarily owned and operated by OEMs or their dealers, at which Cummins-trained service personnel and parts are available to maintain and repair Cummins products. Cummins also sells engines, parts and related products through distributorships worldwide. While Cummins' distribution channel is comprised primarily of independent distributors and dealers, in key strategic areas Cummins owns many of the distributors itself. Currently, Cummins owns 17 distributors, and numerous distribution branches across the globe. In addition, Cummins' parts distribution centers are located strategically to meet customer and distribution needs throughout the world. Cummins believes its distribution system is a critical component of its marketing strategy and competitive position.

EMPLOYMENT

    Cummins employs 28,000 persons worldwide.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the trust is treated as a subsidiary of Cummins, and its accounts are included in Cummins' consolidated financial statements. In its financial reports, Cummins presents the preferred securities as part of a separate line item on its consolidated balance sheet; records distributions payable on the preferred securities as an expense; and includes a footnote in its consolidated financial statements stating, among other things, that the sole assets of the trust are the debentures issued by Cummins and providing information about the preferred securities, the debentures and the preferred securities guarantee.

                       RATIO OF EARNINGS TO FIXED CHARGES

    Cummins' consolidated ratio of earnings to fixed charges for each of the periods shown is as follows:


THIRD QUARTER                         YEAR ENDED DECEMBER 31,
-------------           ----------------------------------------------------
        2001              2000       1999       1998       1997       1996
        ----            --------   --------   --------   --------   --------
         1.2              1.1        2.9        1.0         5.4        6.0



    For purposes of the above calculations, "earnings" include income before income taxes, extraordinary items, the cumulative effects of changes in accounting principles and earnings or losses of equity investees and fixed charges. "Fixed charges" consist of interest on all indebtedness, including interest incurred by consolidated companies, and that portion of lease expense that management believes to be representative of interest.


                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS


    Cummins common stock is listed on the New York Stock Exchange under the symbol "CUM." The following table sets forth, for the accounting quarters shown, the range of high and low composite prices of the common stock on the New York Stock Exchange and the cash dividends declared on the common stock. The last reported sale price of Cummins common stock on November 16, 2001 was $35.76 per share.



                                                                                              DIVIDENDS
                                                                  HIGH             LOW        DECLARED
                                                              -------------   -------------   ---------
2001
  First quarter.............................................  $42.63          $36.16            $.30
  Second quarter............................................   45.32           36.01            .30
  Third quarter.............................................   42.75           29.31            .30
  Fourth quarter (through November 16, 2001)................   35.76           31.01            .30
2000
  First quarter.............................................  $49 5/8         $31 1/16          $.30
  Second quarter............................................   38 5/8          29 15/16         .30
  Third quarter.............................................   36 7/8          27 1/4           .30
  Fourth quarter............................................   37 15/16        29 1/16          .30
1999
  First quarter.............................................  $42 1/4         $35               $.275
  Second quarter............................................   58 1/8          36 1/8           .275
  Third quarter.............................................   64 9/16         49               .275
  Fourth quarter............................................   52 9/16         39 1/16          .30


    The declaration and payment of future dividends by the Board of Directors of Cummins will be dependent upon Cummins' earnings and financial condition, economic and market conditions and other factors deemed relevant by the Board of Directors. Thus, no assurance can be given as to the amount or timing of the declaration and payment of future dividends. For a description of restrictions on the payment of dividends by Cummins, see "Description of Cummins Common Stock."

                    DESCRIPTION OF THE PREFERRED SECURITIES

    This description summarizes the material terms of the preferred securities and the material provisions of documents described below and is subject to, and is qualified in its entirety by reference to, all of the provisions of such documents (including the definitions therein of certain terms), forms of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of the preferred securities include those stated in the trust agreement, the Trust Act and the Trust Indenture Act of 1939, as amended. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein.

GENERAL

    The trust agreement authorized the administrative trustees, on behalf of the trust, to issue the preferred securities and the common securities, which are together referred to in this prospectus as the trust securities. The trust securities represent undivided beneficial interests in the assets of the trust. Cummins or one of its subsidiaries owns all of the common securities. The common securities rank equally with the preferred securities, and payments to Cummins on the common securities are to be made on a proportionate basis with the preferred securities, except as described under "--Subordination of Common Securities." Legal title to the debentures is held by the property trustee in trust for the benefit of the holders of the preferred securities and common securities.

    The trust agreement does not permit the trust to issue any securities other than the preferred securities and the common securities or to incur any indebtedness. Cummins has guaranteed on a subordinated basis the payment of distributions by the trust, and payments upon redemption of the preferred securities or liquidation of the trust, to the extent the trust has funds available to make these payments, as described under "Description of the Preferred Securities Guarantee." The preferred securities guarantee is held by the guarantee trustee for the benefit of the holders of the preferred securities. The preferred securities guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay such distributions. The remedy of a holder of preferred securities in such an event is as described below under "--Enforcement of Certain Rights by Holders of Preferred Securities" and "Description of the Preferred Securities Guarantee--Events of Default; Enforcement of Certain Rights by Holders of Preferred Securities."

DISTRIBUTIONS

    Distributions on each preferred security are payable at the annual rate of 7% of the liquidation preference of $50 per preferred security. Distributions have accrued from and including June 18, 2001 and are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2001. The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months.

    So long as no indenture event of default has occurred and is continuing, Cummins has the right under the indenture governing the debentures to defer the payment of interest on the debentures at any time or from time to time for a period not to exceed 20 consecutive quarters with respect to each deferral period, provided that Cummins may not defer the payment of interest beyond the stated maturity of the debentures. If Cummins defers the payment of interest on the debentures, the trust will defer the quarterly distributions on the preferred securities for a corresponding period. In this case, distributions on the preferred securities will continue to accrue and will accumulate additional distributions thereon at an annual rate of 7%, compounded quarterly from the relevant payment date for such distributions. The term "distributions" as used in this prospectus includes any such additional distributions.

    If Cummins elects to defer the payment of interest on the debentures, it may not, and must cause its subsidiaries not to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Cummins' capital stock; or

    - make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Cummins that rank equally with or junior to the debentures.

    Notwithstanding the foregoing, Cummins may take any of the following actions during a deferral period:

    - make any dividend, redemption, liquidation, interest, principal or guarantee payment by way of securities, including capital stock, that rank equally with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made;

    - redeem or purchase any rights pursuant to Cummins' shareholders' rights plan (or any successor to such rights plan), declare a dividend of such rights or issue stock under such plan in the future;

    - make payments under the preferred securities guarantee;

    - purchase common stock issued under any of Cummins' benefit plans for its directors, officers or employees;

    - make payments or distributions in connection with a reclassification of Cummins' capital stock or the exchange or conversion of one series or class of Cummins' capital stock for another series or class of Cummins' capital stock; and

    - purchase fractional interests in shares of Cummins' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

    Before the termination of any such deferral period, Cummins may further extend the interest payment period, provided that no deferral period may exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any such deferral period and the payment of all amounts then due on any interest payment date, Cummins may elect to begin a new deferral period. See "Description of the Debentures--Option to Extend Interest Payment Period."

    Cummins has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the debentures.

    Distributions on the preferred securities will be made on the dates payable, subject to the deferral provisions described above, to the extent that the trust has funds available for the payment of such distributions in the property account. The funds of the trust available for distribution to holders of the preferred securities will be limited to payments received by the trust from Cummins under the debentures. See "Description of the Debentures." If Cummins does not make interest payments on such debentures, the property trustee will not have funds available to pay distributions on the preferred securities. The payment of distributions (if and to the extent the trust has funds on hand available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by Cummins on a limited and subordinated basis as described under "Description of the Preferred Securities Guarantee."

    Distributions on the preferred securities are payable to the holders thereof as they appear on the register of the trust at the close of business on the relevant record date, which shall be the fifteenth day (whether or not a business day) next preceding the relevant distribution date. As long as the preferred securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the trust agreement, each such payment will be made as described under "--Form, Transfer, Exchange and Book-Entry Procedures."

CONVERSION RIGHTS

    The preferred securities are convertible into shares of Cummins common stock at any time before the close of business on June 13, 2031 (or, in the case of the preferred securities called for redemption, before the close of business on the business day before the applicable redemption date) at the option of the holders of preferred securities and in the manner described below, at an initial conversion rate of 1.0519 shares of Cummins common stock for each preferred security (equivalent to a conversion price of $47.53 per share of Cummins common stock), subject to adjustment as described below. Whenever Cummins issues shares of common stock upon conversion of preferred securities and Cummins has in effect at such time a rights plan under which holders of common stock are issued rights entitling the holders thereof under certain circumstances to purchase an additional share or shares of common stock, Cummins will issue, together with each such share of common stock, an appropriate number of such rights. For a description of Cummins' existing rights plan, see "Description of Cummins' Common Stock--Shareholders' Rights Plan."

    If a preferred security is surrendered for conversion after the close of business on any regular record date for payment of a distribution and before the opening of business on the corresponding distribution payment date, then, notwithstanding such conversion, the distribution payable on such distribution payment date will be paid in cash to the person in whose name the preferred security is registered at the close of business on such record date, and, other than a preferred security or a portion of a preferred security called for redemption on a redemption date occurring after such record date and before such distribution payment date, when so surrendered for conversion, the preferred security must be accompanied by payment of an amount equal to the distribution payable on such distribution payment date.

    The terms of the preferred securities provide that a holder of preferred securities wishing to exercise its conversion right shall surrender such preferred securities, together with an irrevocable conversion notice, to the property trustee, as conversion agent, who shall, on behalf of such holder, exchange such preferred securities for an equivalent amount of debentures and immediately convert such debentures into Cummins common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. So long as a book-entry system for the preferred securities is in effect, however, procedures for converting the preferred securities into shares of Cummins common stock will differ, as described under "--Book-Entry Only Issuance--The Depository Trust Company."

    No fractional shares of Cummins common stock will be issued as a result of conversion. Instead, Cummins will pay holders cash in lieu thereof based on the market price of Cummins common stock on the date such preferred securities are surrendered for conversion.

    CONVERSION PRICE ADJUSTMENTS--GENERAL

    The initial conversion price is subject to adjustment in certain events, including the events listed below. In the event of any conversion price adjustment, Cummins will disseminate a press release not later than three business days before the relevant conversion price adjustment date through Dow Jones & Company, Inc. or Bloomberg Business News containing this information.

    (1) The issuance of Cummins common stock as a dividend or distribution on Cummins common stock.

    (2) Certain subdivisions and combinations of Cummins common stock.

    (3) The issuance to all holders of Cummins common stock of certain rights or warrants to purchase Cummins common stock at less than the current market price (except pursuant to Cummins' existing shareholders' rights plan).

    (4) The distribution to all holders of Cummins common stock of:

       (A) equity securities of Cummins (other than Cummins common stock),

       (B) evidences of indebtedness of Cummins, or

       (C) other assets, including securities but excluding:

             (i) any rights or warrants referred to in clause (3) above,

            (ii) any rights or warrants to acquire any capital stock of any entity other than Cummins,

            (iii) any dividends or distributions in connection with the liquidation, dissolution or winding-up of Cummins,

            (iv) any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of Cummins, and

            (v) any dividends or distributions referred to in clause (1) above.

    (5) Cash distributions to all holders of Cummins common stock, excluding:

       (A) any cash dividends on Cummins common stock to the extent that the aggregate amount of cash dividends per share of Cummins common stock in any consecutive 12-month period does not exceed the greater of:

             (i) the amount per share of Cummins common stock of the cash dividends paid on Cummins common stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the conversion price pursuant to this clause (5) (as adjusted to reflect subdivisions or combinations of common stock), and

            (ii) 15% of the average of the daily closing price (as defined in the indenture) of Cummins common stock for the ten consecutive trading days (as defined in the indenture) immediately before the date of declaration of such dividend, and

       (B) any dividend or distribution in connection with the liquidation, dissolution or winding up of Cummins or a redemption of any rights issued under a rights agreement; provided, however, that no adjustment shall be made pursuant to this clause (5) if such distribution would otherwise constitute a fundamental change (as defined below) and be reflected in a resulting adjustment described below.

    (6) Payment in respect of a tender or exchange offer by Cummins or any subsidiary of Cummins for Cummins common stock to the extent that the cash and value of any other consideration included in such payment per share of Cummins common stock exceed (by more than 10%, with any smaller excess being disregarded in computing the adjustment provided hereby) the first reported sale price per share of Cummins common stock on the trading day next succeeding the expiration time (each as defined in the indenture) for such tender or exchange offer.

    If any adjustment is required to be made as set forth in clause (5) above as a result of a distribution that is a dividend described in subclause (A), such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to subclause (A) of clause (5). If an adjustment is required to be made as set forth in clause (5) above as a result of a distribution that is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause (6) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for the Cummins common stock acquired in the tender or exchange offer exceeds 110% of the value of such shares based on the first reported sale price of Cummins common stock on the trading day next succeeding the expiration time.

    In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, Cummins may provide that upon the conversion of the preferred securities the holder converting such preferred securities will receive, in addition to the Cummins common stock to which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately before the record date for such dividend or distribution, converted its preferred securities into Cummins common stock.

    No adjustment of the conversion price will be made upon the issuance of any shares of Cummins common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Cummins and the investment of additional optional amounts in shares of Cummins common stock under any such plan, or the issuance of any shares of Cummins common stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of Cummins or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Cummins common stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Cummins common stock at less than the current market price.

    No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the preferred securities.

    If the distribution date for rights under Cummins' existing shareholders' rights plan or the date on which the rights plan becomes operative (see "Description of Cummins' Common Stock--Shareholders' Rights Plan") occurs before the date a preferred security is converted, holders of the preferred securities who convert such preferred securities after the distribution date or operative date will be entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Cummins common stock received upon such conversion unless the Board of Directors elects to redeem the rights or such attachment of rights is prohibited under applicable law.

    Cummins from time to time may, to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 business days (as defined in the indenture), in which case Cummins shall give at least 15 days' notice of such reduction. In particular, Cummins may, at its option, make such reduction in the conversion price, in addition to those set forth above, as Cummins deems advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes or for any other reasons. See "United States Federal Income Tax Considerations--Adjustment of Conversion Price."

    CONVERSION PRICE ADJUSTMENTS--FUNDAMENTAL CHANGE

    If Cummins shall be a party to any transaction or series of transactions constituting a fundamental change, including, without limitation:

    - any recapitalization or reclassification of Cummins common stock (other than a change in par value or as a result of a subdivision or combination of common stock);

    - any consolidation or merger (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding common stock) of Cummins with or into another corporation as a result of which holders of Cummins common stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Cummins common stock;

    - any sale or transfer of all or substantially all of the assets of Cummins; or

    - any compulsory share exchange, pursuant to any of which holders of Cummins common stock shall be entitled to receive other securities, cash or other property;

then appropriate provision shall be made so that the holder of any preferred securities then outstanding shall have the right thereafter to convert such preferred securities only as follows:

    - if any such transaction does not constitute a common stock fundamental change (as defined below), the kind and amount of the securities, cash or other property as the holder of the preferred securities would have received upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange had such holder converted its preferred securities into shares of Cummins common stock immediately before such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a non-stock fundamental change (as defined below), giving effect to any adjustment in the conversion price in accordance with the first bullet point of the second next paragraph; and

    - if any such transaction constitutes a common stock fundamental change, shares of common stock of the kind received by holders of Cummins common stock as a result of such common stock fundamental change in an amount determined in accordance with the second bullet point of the second next paragraph.

    The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the common stock of Cummins, as the case may be, shall enter into a supplemental indenture with the indenture trustee, satisfactory in form to the indenture trustee and executed and delivered to the indenture trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture shall be as nearly equivalent as practical to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

    Notwithstanding any other provision in the preceding paragraph, if any fundamental change occurs, the conversion price in effect will be adjusted immediately after that fundamental change as follows:

    - in the case of a non-stock fundamental change, the conversion price per share of Cummins common stock immediately following the non-stock fundamental change will be the lower of:

       (A) the conversion price in effect immediately before such non-stock fundamental change, but after giving effect to any other prior adjustments; and

       (B) the result obtained by multiplying the greater of the applicable price (as defined below) or the then applicable reference market price (as defined below) by a fraction, the numerator of which will be 100 and the denominator of which will be an amount based on the date such non-stock fundamental change occurs. For the 12-month period beginning June 15, 2001, the denominator will be 107.00, and the denominator will decrease by 0.70 during each successive 12-month period; provided that the denominator shall in no event be less than 100;

    - in the case of a common stock fundamental change, the conversion price per share of common stock immediately following the common stock fundamental change will be the conversion price in effect immediately before the common stock fundamental change, but after giving effect to any other prior adjustments, multiplied by a fraction, the numerator of which is the purchaser stock price (as defined below) and the denominator of which is the applicable price; provided, however, that in the event of a common stock fundamental change in which:

       (A) 100% of the value of the consideration received by a holder of Cummins common stock (subject to certain limited exceptions) is shares of common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in the shares of common stock resulting from the common stock fundamental change), and

       (B) all of the common stock of Cummins (subject to certain limited exceptions) shall have been exchanged for, converted into, or acquired for, shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the conversion price per share of common stock immediately following the common stock fundamental change shall be the conversion price in effect immediately before the common stock fundamental change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Cummins common stock as a result of the common stock fundamental change.

    The foregoing conversion price adjustments are designed, in fundamental change transactions where all or substantially all of the common stock of Cummins is converted into securities, cash, or property and not more than 50% of the value received by the holders of Cummins common stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market (a "non-stock fundamental change," as defined herein), to increase the securities, cash or property into which each preferred securities is convertible.

    In a fundamental change transaction where all or substantially all the Cummins common stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Cummins common stock (subject to certain limited exceptions) consists of listed or Nasdaq National Market traded common stock (a "common stock fundamental change," as defined herein), the foregoing conversion price adjustments are designed to provide in effect that:

    - where Cummins common stock is converted partly into such common stock and partly into other securities, cash, or property, each preferred security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of purchaser stock price below) equals the value of the shares of Cummins common stock into which such preferred security was convertible immediately before the transaction (measured as aforesaid); and

    - where Cummins common stock is converted solely into such common stock, each preferred security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Cummins common stock into which such preferred security was convertible immediately before such transaction.

    In determining the amount and type of consideration received by a holder of Cummins common stock in the event of a fundamental change, consideration received by a holder of Cummins common stock pursuant to a statutory right of appraisal will be disregarded.

    As used herein, "applicable price" means (i) in the event of a non-stock fundamental change in which the holders of Cummins common stock receive only cash, the amount of cash receivable by a holder of one share of Cummins common stock and (ii) in the event of any other fundamental change, the average of the closing prices for one share of Cummins common stock during the ten trading days immediately before the record date for the determination of the holders of Cummins common stock entitled to receive cash, securities, property or other assets in connection with such fundamental change or, if there is no such record date, before the date on which the holders of the Cummins common stock will have the right to receive such cash, securities, property or other assets.

    As used herein, "common stock fundamental change" means any fundamental change in which more than 50% of the value (as determined in good faith by Cummins' board of directors) of the consideration received by holders of Cummins common stock (subject to certain limited exceptions) pursuant to such transaction consists of shares of common stock that, for the ten consecutive trading days immediately before such fundamental change had been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a fundamental change will not be a common stock fundamental change unless either (1) Cummins continues to exist after the occurrence of such fundamental change and the outstanding preferred securities continue to exist as outstanding preferred securities or (2) the outstanding preferred securities continue to exist as preferred securities and are convertible into shares of common stock of the successor to Cummins.

    As used herein, "fundamental change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the common stock of Cummins is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such fundamental change will be deemed to have occurred when substantially all of the Cummins common stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of Cummins common stock received in the transaction or event as a result of which more than 50% of the Cummins common stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, properties or other assets.

    As used herein, "non-stock fundamental change" means any fundamental change other than a common stock fundamental change.

    As used herein, "purchaser stock price" means, with respect to any common stock fundamental change, the average of the closing prices for one share of common stock received by holders of Cummins common stock in such common stock fundamental change during the ten trading days immediately before the record date for the determination of the holders of Cummins common stock entitled to receive such shares of common stock or, if there is no such record date, before the date upon which the holders of Cummins common stock shall have the right to receive such shares of common stock.

    As used herein, "reference market price" will initially mean $26.41 (which is 66 2/3% of the last reported sale price per share of Cummins' common stock on the NYSE on June 12, 2001) and, in the event of any adjustment to the conversion price other than as a result of a fundamental change, the reference market price will also be adjusted so that the ratio of the reference market price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial reference market price to the initial conversion price of the preferred securities.

    Conversions of the preferred securities may be effected by delivering them to the office or agency of Cummins maintained for such purpose in Chicago, Illinois.

    Conversion price adjustments may, in certain circumstances, result in constructive distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended, to holders of preferred securities or to holders of the common stock issued upon conversion thereof. See "United States Federal Income Tax Considerations--Adjustment of Conversion Price."

SPECIAL EVENT REDEMPTION

    Cummins may redeem the debentures, at its option, before the maturity of the debentures:

    - at any time, in whole but not in part, within 90 days after an investment company event, as described below; and

    - at any time, in whole or in part, within 90 days after a tax event, as described below.

    Promptly following any such redemption of the debentures, the trust will redeem preferred securities and common securities of the trust having an aggregate liquidation amount equal to the aggregate principal amount of the debentures redeemed at a redemption price equal to the liquidation amount of such trust securities plus accrued and unpaid distributions thereon to the redemption date. The common securities will be redeemed on a proportionate basis with the preferred securities, except that if a trust agreement event of default has occurred and is continuing, the preferred securities will have a priority over the common securities with respect to the redemption price.

    If a tax event occurs and is continuing and Cummins does not elect to redeem the debentures or distribute the debentures in liquidation of the trust (see "--Distribution of Debentures"), Cummins will pay all additional taxes and other expenses of the trust (see "Description of the Debentures--Expenses of the Trust"), so that the amount of distributions then due and payable by the trust on the outstanding trust securities will not be reduced as a result of any additional taxes and other expenses to which the trust has become subject as a result of a tax event.

    A "tax event" means the receipt by the property trustee, on behalf of the trust, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of:

    - any amendment to, or change, including any announced prospective change, in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or

    - as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the preferred securities under the trust agreement, there is more than an insubstantial risk that:

    - the trust is, or within 90 days of the date thereof will be, subject to United States Federal income tax with respect to income received or accrued on the debentures,

    - interest payable by Cummins on such debentures is not, or within 90 days of the date thereof will not be, deductible by Cummins, in whole or in part, for United States Federal income tax purposes, or

    - the trust is, or within 90 days of the date thereof will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    An "investment company event" means the receipt by the property trustee, on behalf of the trust, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority effective on or after the date of original issuance of the preferred securities, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

    The trust may not redeem the preferred securities in part unless all accrued and unpaid distributions have been paid in full on all outstanding preferred securities for all quarterly distribution periods terminating on or before the redemption date. If fewer than all the outstanding preferred securities are to be redeemed, the preferred securities to be so redeemed will be selected by The Depository Trust Company, or DTC, as described under "--Form, Transfer, Exchange and Book-Entry Procedures."

OPTIONAL REDEMPTION

    Except as provided under "--Mandatory Redemption" below and "--Special Event Redemption" above, the trust may not redeem the preferred securities before June 15, 2006.

    On and after such date, upon any permitted redemption by Cummins of the debentures, the preferred securities are subject to redemption, in whole or in part, at the following percentages of the liquidation preference thereof plus accrued and unpaid distributions, if any, to the date fixed for redemption if redeemed during the twelve-month period commencing June 15 in each of the following years indicated:

YEAR                          REDEMPTION PRICE       YEAR                          REDEMPTION PRICE
----                          ----------------       ----                          ----------------
2006........................       103.50%           2009........................       101.40%
2007........................       102.80%           2010........................       100.70%
2008........................       102.10%           2011 and thereafter.........       100.00%

    The trust may not redeem the preferred securities in part unless all accrued and unpaid distributions have been paid in full on all outstanding preferred securities for all quarterly distribution periods terminating on or before the redemption date. If fewer than all the outstanding preferred securities are to be redeemed, the preferred securities to be so redeemed will be selected by DTC as described under "--Form, Transfer, Exchange and Book-Entry Procedures."

MANDATORY REDEMPTION

    Upon repayment of the debentures at maturity or as a result of the acceleration of the debentures upon the occurrence of an indenture event of default described under "Description of the Debentures--Indenture Events of Default," the trust shall use the cash it receives to redeem preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of the debentures so repaid plus accrued and unpaid distributions. In the case of acceleration of the debentures, the trust will redeem the preferred securities only after it actually receives repayment of the debentures.

REDEMPTION PROCEDURES

    The property trustee will give you at least 30, but not more than 60 days' notice of any redemption of preferred securities, which notice will be irrevocable. If the property trustee gives a notice of redemption of the preferred securities, then by 12:00 noon, New York City time, on the redemption date, the property trustee will deposit irrevocably with DTC or the conversion agent, as the case may be, funds sufficient to pay the applicable redemption price to the extent Cummins has paid the property trustee a sufficient amount of cash in connection with the related redemption or repayment of the debentures. The property trustee will also give DTC or the conversion agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. See "--Form, Transfer, Exchange and Book-Entry Procedures." If such preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities.

    If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the preferred securities called for redemption, such preferred securities shall no longer be deemed to be outstanding and all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest on such redemption price.

    If payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by Cummins pursuant to the preferred securities guarantee as described under "Description of the Preferred Securities Guarantee," distributions on such preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

    Subject to applicable law including, without limitation, United States Federal securities law, Cummins or its subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

    Payment of the redemption price on the preferred securities and any distribution or exchange of debentures to holders of preferred securities shall be made to the applicable record holders thereof as they appear on the register for such preferred securities on the relevant record date, which shall be the fifteenth day (whether or not a business day) before the redemption date or liquidation date, as applicable.

    If the trust redeems less than all of the trust securities on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the preferred securities and the common securities. The property trustee shall select the particular preferred securities to be redeemed not more than 45 days before the redemption date from the outstanding preferred securities not previously called for redemption, by lot or by such method as the property trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the liquidation amount of the preferred securities. The property trustee shall promptly notify the conversion agent in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed; it being understood that, in the case of preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred securities that has been or is to be redeemed.

DISTRIBUTION OF DEBENTURES

    At any time, Cummins has the right to terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the debentures to be distributed to the holders of the preferred securities in liquidation of the trust. See "Description of the Debentures--Distribution of Debentures." Circumstances under which Cummins may determine to exercise such right could include:

    - the occurrence of a tax event or an investment company event;

    - adverse tax consequences to Cummins or the trust that are not within the definition of a tax event because they do not result from an amendment or change described in such definition; or

    - changes in the accounting requirements applicable to the preferred securities as described under "Accounting Treatment."

    Under current United States Federal income tax law and interpretations and assuming, as expected, the trust is not treated as an association taxable as a corporation for United States Federal income tax purposes, a distribution of the debentures should not be a taxable event to the trust and holders of the preferred securities. Should there be a change in law, a change in legal interpretation, a tax event or other circumstances, however, the distribution could be a taxable event to holders of the preferred securities. See "United States Federal Income Tax Considerations--Distribution of the Debentures or Cash Upon Liquidation of the Trust."

    After the liquidation date fixed for any distribution of the debentures:

    - the preferred securities will no longer be deemed to be outstanding;

    - DTC or its nominee, as the record holder of such preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution; and

    - any certificates representing such preferred securities not held by DTC or its nominee will be deemed to represent the debentures having a principal amount equal to the liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such preferred securities until such certificates are presented to the property trustee for transfer or reissuance.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    In the event of any voluntary or involuntary liquidation, termination, dissolution or winding up of the trust, any of which are referred to as a liquidation, the holders of the preferred securities at that time will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per preferred security plus accrued and unpaid distributions to the date of payment, unless, in connection with the liquidation, debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such trust securities, have been distributed on a proportionate basis to the holders of trust securities in exchange for such trust securities. See "--Distribution of Debentures."

    If, upon any liquidation, the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay it in full, then the trust will pay the amounts on a proportionate basis. The holder(s) of the common securities will be entitled to receive liquidation distributions upon any such liquidation on a proportionate basis with the holders of the preferred securities, except that if an indenture event of default has occurred and is continuing, the preferred securities shall have a priority over the common securities in those liquidation distributions. See "--Subordination of Common Securities" below.

    Pursuant to the trust agreement, the trust shall automatically terminate upon expiration of its term on June 15, 2031 and shall also terminate on the first to occur of:

    - certain events of bankruptcy, dissolution or liquidation of Cummins;

    - the distribution of debentures to the holders of the trust securities, if Cummins, as depositor, has given written direction to the property trustee to terminate the trust (which direction is optional and wholly within the discretion of Cummins, as depositor);

    - the redemption, conversion, or exchange of all of the preferred securities and common securities; and

    - the entry by a court of competent jurisdiction of an order for the dissolution of the trust.

SUBORDINATION OF COMMON SECURITIES

    Payment of distributions on, and the redemption price of, the preferred securities and common securities of the trust shall be made on a proportionate basis based on the liquidation amount of such trust securities; provided, however, that if on any distribution date or redemption date a trust agreement event of default, as described below, shall have occurred and be continuing,

    - no payment of any distribution on, or redemption price of, any of the common securities of the trust, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or before such distribution date or redemption date, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for; and

    - all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

    In the case of any trust agreement event of default, Cummins as holder of the common securities will be deemed to have waived any right to act with respect to any such trust agreement event of default until all such trust agreement events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all such trust agreement events of default with respect to the preferred securities have been cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of Cummins as holder of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

TRUST AGREEMENT EVENTS OF DEFAULT

    An event of default under the indenture, referred to in this prospectus as an indenture event of default, constitutes an event of default under the trust agreement with respect to the trust securities whatever the reason for such indenture event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. Any event of default under the trust agreement is referred to in this prospectus as a trust agreement event of default.

    Within ten days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee shall transmit notice of such trust agreement event of default to the holders of the preferred securities, the administrative trustees and Cummins, as depositor, unless such trust agreement event of default shall have been cured or waived. Cummins, as depositor, and the administrative trustees, on behalf of the trust, are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

    If a trust agreement event of default has occurred and is continuing, the preferred securities shall have preference over the common securities upon termination of the trust as described above. See "--Subordination of Common Securities." The existence of a trust agreement event of default does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a trust agreement event of default has occurred and is continuing, then a holder of the preferred securities will rely on the property trustee to enforce its rights as a holder of the debentures against Cummins. In addition, the holders of a majority in aggregate liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures. If the property trustee fails to enforce its rights as holder of the debentures after a request therefor by a holder of the preferred securities, such holder may proceed to enforce such rights directly against Cummins without first instituting any legal proceeding against the property trustee or any person or entity.

    Notwithstanding the foregoing, if a trust agreement event of default has occurred and is continuing and such event is attributable to the failure of Cummins to pay interest or principal on the debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of preferred securities may sue Cummins directly to collect its proportionate share of payments owed, without first:

    - directing the property trustee to enforce the terms of the debentures;

    - instituting a legal proceeding against Cummins to enforce the property trustee's rights under the debentures; or

    - instituting a legal proceeding against the property trustee or any other person or entity.

    Cummins will be able to set off any payment made to a holder of preferred securities.

MERGER OR CONSOLIDATION OF TRUSTEES

    Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

    The trust may, at the request of Cummins, with the consent of the administrative trustees and without the consent of the property trustee, the Delaware trustee or the holders of the preferred securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided that:

    - such successor entity either:

       (A) expressly assumes all of the obligations of the trust with respect to the trust securities, or

       (B) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as the successor securities rank the same as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

    - Cummins expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

    - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

    - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities including any successor securities in any material respect;

    - such successor entity has a purpose identical to that of the trust;

    - before the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Cummins has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

       (A) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),

       (B) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act; and

    - Cummins or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

    Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS

    Except as provided below and under "Description of the Preferred Securities Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the preferred securities have no voting rights.

    The holders of a majority in aggregate liquidation amount of preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee and to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures. So long as any debentures are held by the property trustee, the trustees shall not:

    - direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or executing any trust or power conferred on the indenture trustee with respect to such debentures;

    - waive any past default that is waivable under the indenture;

    - exercise any right to rescind or annul a declaration that the principal of all the debentures shall be due and payable; or

    - consent to any amendment, modification or termination of the indenture or the debentures where such consent shall be required;

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities, except in the case of the last bullet point, which consent, if no trust agreement event of default shall occur and be continuing, shall be of the holders of a majority in aggregate liquidation amount of preferred securities and common securities, voting together as a single class.

    However, where a consent under the indenture would require the consent of each holder of debentures affected thereby, no such consent shall be given by the property trustee without the prior written consent of each holder of the preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of record of the preferred securities of any notice of default with respect to the debentures.

    A waiver of an indenture event of default will constitute a waiver of the corresponding trust agreement event of default.

    Any required approval or direction of holders of preferred securities may be given at a separate meeting of holders of preferred securities convened for such purpose, at a meeting of all of the holders of the trust securities or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

    No vote or consent of the holders of preferred securities is required for the trust to redeem and cancel the preferred securities in accordance with the trust agreement.

    Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned at such time by Cummins, the trustees or any affiliate of any trustee shall, for purposes of such vote or consent, be treated as if such preferred securities were not outstanding.

    The procedures by which holders of preferred securities may exercise their voting rights are described below. See "--Form, Transfer, Exchange and Book-Entry Procedures."

    Holders of the preferred securities have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by Cummins, as the direct or indirect holder of all the common securities.

AMENDMENT OF THE TRUST AGREEMENT

    Cummins and the trustees may amend the trust agreement from time to time, without the consent of the holders of the preferred securities:

    - to cure any ambiguity or correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, in each case so long as such amendment does not adversely affect in any material respect the interests of any holder of trust securities;

    - to modify, eliminate or add to any provision of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States Federal income tax purposes as a grantor trust or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act; or

    - to maintain the qualification of the trust agreement under the Trust Indenture Act.

    Any amendments of the trust agreement shall become effective when notice thereof is given to the holders of the trust securities.

    In addition, Cummins and the trustees may amend the trust agreement upon:

    - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding preferred securities and common securities, acting as a single class unless such amendment would adversely affect only the preferred securities or only the common securities in which case only the affected class would be entitled to vote; and

    - receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States Federal income tax purposes or the trust's exemption from the status of an "investment company" under the Investment Company Act;

provided, however, that Cummins and the trustees may not amend the trust agreement without the consent of each holder of trust securities if such amendment will change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

    If any proposed amendment of the trust agreement provides for, or the trustees otherwise propose to effect, the dissolution, winding-up or termination of the trust, other than pursuant to the terms of the trust agreement, then the holders of the then outstanding preferred securities, as a class, are entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation amount of the preferred securities.

PAYMENT AND PAYING AGENCY

    The trust shall make all payments in respect of the preferred securities to DTC or its nominee, as the registered owner of the global certificates representing the preferred securities. It is expected that DTC will then make payments to its participants by crediting the relevant accounts at DTC on the applicable distribution dates.

    If the preferred securities are not held by DTC, the paying agent shall make all payments in respect of the preferred securities by check mailed to the address of the holder entitled thereto as such address shall appear on the security register (as such term is defined in the trust agreement). The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Cummins. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the property trustee and Cummins. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and Cummins) to act as paying agent.

GOVERNING LAW

    The trust agreement and the preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

FORM, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

    The preferred securities are represented by one or more certificates in registered, global form, referred to in this prospectus as the global certificate. The global certificate was deposited upon issuance with the property trustee as custodian for DTC, in Chicago, Illinois and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global certificate are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

    Except as set forth below, the global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global certificate may not be exchanged for preferred securities in certificated form except in the limited circumstances described below under "--Exchanges of Book-Entry Certificates for Certificated Preferred Securities."

    The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    EXCHANGES OF BOOK-ENTRY CERTIFICATES FOR CERTIFICATED PREFERRED SECURITIES

    A beneficial interest in a global certificate may not be exchanged for a certificated preferred security unless:

    - DTC notifies the trust and Cummins that it is unwilling or unable to continue as depository for the global certificate or has ceased to be a clearing agency registered under the Exchange Act and in either case the trust and Cummins fail to appoint a successor depository within 90 days;

    - Cummins, at its option, notifies the property trustee in writing that it elects to cause the issuance of the preferred securities in certificated form; or

    - there shall have occurred and be continuing a trust agreement event of default and the holders of a majority in liquidation amount of the outstanding preferred securities determine that the global certificate will be exchangeable for certificated preferred securities.

    In all cases, certificated preferred securities delivered in exchange for any global certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the security registrar (as such term is defined in the trust agreement) to reflect a decrease in the principal amount of the relevant global certificate.

    CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL CERTIFICATES

    The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it from time to time. Neither the trust nor Cummins takes responsibility for these operations and procedures, and they urge investors to contact DTC or its participants directly to discuss these matters.

    DTC has advised the trust and Cummins as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    DTC has advised the trust and Cummins that its current practice, upon the issuance of the global certificate, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global certificate to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

    As long as DTC, or its nominee, is the registered holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the preferred securities represented by such global certificate for all purposes under the trust agreement and the preferred securities. Except in the limited circumstances described above, owners of beneficial interests in a global certificate will not be entitled to have any portions of such global certificate registered in their names, will not receive or be entitled to receive physical delivery of preferred securities in definitive form and will not be considered the owners or holders of the global certificate (or any preferred securities represented thereby) under the trust agreement or the preferred securities.

    Investors may hold their interests in the global certificate directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system. Payments of distributions on the global certificates will be made to DTC or its nominee as the registered owner thereof. None of the trust, Cummins, the property trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The trust and Cummins expect that DTC or its nominee, upon receipt of any payment of distributions in respect of a global certificate representing any preferred securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate for such preferred securities as shown on the records of DTC or its nominee. The trust and Cummins also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

    Interests in the global certificates will trade in DTC's settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised the trust and Cummins that it will take any action permitted to be taken by a holder of certificates, including the presentation of preferred securities for exchange as described below and the conversion of preferred securities, only at the direction of one or more participants to whose account with DTC interests in the global certificates are credited and only in respect of such portion of the aggregate liquidation amount of the preferred securities as to which such participant or participants has or have given such direction.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the trust, Cummins, the property trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the global certificates.

    Redemption notices shall be sent to DTC or its nominee as the registered holder of the preferred securities. If less than all of the preferred securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each participant to be redeemed.

    Although voting with respect to the preferred securities is limited to the holders of record of the preferred securities, in those instances in which a vote is required, neither DTC nor its nominee will itself consent or vote with respect to preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns DTC's or its nominee's consenting or voting rights to those participants to whose accounts such preferred securities are credited on the record date and identified in a listing attached to the omnibus proxy.

    Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the preferred securities and the voting rights of participants, indirect participants and beneficial owners of preferred securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Cummins, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository).

TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

    The property trustee presently acts as transfer agent, registrar and paying, conversion and exchange agent for the preferred securities.

    Registration of transfers or exchanges of preferred securities will be effected by or on behalf of the trust without charge, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust is not required to register or cause to be registered the transfer of the preferred securities after such preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only such duties as are specifically set forth in the trust agreement. During the occurrence and continuance of a trust agreement event of default, the property trustee undertakes to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

    However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

    If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by Cummins and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

    Cummins and certain of its subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the property trustee in the ordinary course of their businesses.

MISCELLANEOUS

    The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the debentures will be treated as indebtedness of Cummins for United States Federal income tax purposes. In this connection, Cummins and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that Cummins and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

    Holders of the preferred securities have no preemptive or similar rights.

    The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

REGISTRATION RIGHTS

    In connection with the original offering of the preferred securities, Cummins and the trust entered into a registration rights agreement with the initial purchasers of the preferred securities pursuant to which Cummins and the trust agreed, at the expense of Cummins, to file with the SEC on or before the date 90 days after the date of orginal issuance of the preferred securities a shelf registration statement on such form as Cummins deems appropriate covering resale by holders of all preferred securities, the debentures issuable in respect of the preferred securities, the common stock issuable upon conversion of the preferred securities and the debentures, and the preferred securities guarantee, referred to in this prospectus as the registrable securities. Cummins has agreed to use its best efforts:

    - to cause the shelf registration statement to be declared effective as promptly as practicable and in no event later than 180 days after the date of original issuance of the preferred securities, and

    - to keep the shelf registration statement effective until the earliest of
      (A) two years after the date such shelf registration statement is declared effective, (B) the sale of all registrable securities registered under the shelf registration statement and (C) the date the holders of registrable securities (other than affiliates of Cummins) are able to sell all registrable securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or otherwise.

    The trust and Cummins are permitted to suspend the use of the prospectus, which is a part of the shelf registration statement, in connection with sales of registrable securities by holders during certain periods of time under certain circumstances relating to pending corporate developments affecting Cummins and public filings with the SEC and similar events.

    The trust and Cummins will provide to each registered holder copies of such prospectus, notify each registered holder when the shelf registration statement has become effective, and take certain other actions as are required to permit unrestricted sales of the registrable securities.

    In the registration rights agreement, the trust and Cummins agreed to indemnify the holders of registrable securities against certain liabilities, including liabilities under the Securities Act, subject to certain customary limitations, and each holder of registrable securities included in the shelf registration statement will be obligated to indemnify the trust and Cummins, any other holder and any underwriters participating in the offering of registrable securities against any liabilities with respect to information furnished by such holder in writing to the trust and Cummins (including the information in a selling securityholder's questionnaire) expressly for use in the shelf registration statement.

    If:

    - on or before the date 90 days after the date of original issuance of the preferred securities, Cummins has not filed a shelf registration statement with the SEC, or

    - on or before the date 180 days after the date of original issuance of the preferred securities, such shelf registration statement has not been declared effective,

each of which is referred to herein as a registration default, additional interest will accrue on the debentures, and, accordingly, additional distributions will accrue on the preferred securities, from and including the day following such registration default until such registration default is cured. Additional interest will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per annum equal to an additional one quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such registration default and one-half of one percent (0.50%) thereof from and after the 91st day following such registration default.

    If the shelf registration statement ceases to be effective during the effectiveness period for more than 30 days, whether or not consecutive, in any 90-day period, or for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the debentures and the distribution rate borne by the preferred securities will each increase by an additional annual rate of one-half of one percent (0.50%) from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period such shelf registration statement ceases to be effective until such time as the shelf registration statement again becomes effective.

    The specific provisions relating to the registration statement described above are contained in the registration rights agreement entered into for the benefit of holders of the registrable securities, on the date of original issuance of the preferred securities. This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

AGREEMENT BY PURCHASERS OF CERTAIN TAX TREATMENT

    Each purchaser of preferred securities, by acceptance of a beneficial interest in the preferred securities, agrees to treat the debentures as indebtedness for all United States Federal, state and local tax purposes.

                         DESCRIPTION OF THE DEBENTURES

    The debentures were issued under an indenture, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. This description summarizes the material terms and provisions of the debentures and the indenture and is subject to, and is qualified in its entirety by reference to, the indenture. Whenever particular defined terms of the indenture are referred to herein, such defined terms are incorporated by reference herein.

GENERAL

    The debentures are unsecured and rank junior and subordinate in right of payment to all future senior and subordinated debt of Cummins. The debentures are limited in aggregate principal amount to approximately $309,278,400, such amount being the sum of the aggregate stated liquidation amount of the preferred securities and capital contributed by Cummins to purchase the common securities. The indenture does not limit the incurrence or issuance of other senior or subordinated debt of Cummins, whether under the indenture relating to the debentures or any existing or other indenture that Cummins may enter into in the future or otherwise. See "--Subordination." The property trustee holds legal title to the debentures for the benefit of the holders of the preferred securities and common securities.

INTEREST

    The debentures bear interest at the annual rate of 7%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2001, to the person in whose name each debenture is registered at the close of business on the fifteenth day next preceding such interest payment date, subject to certain exceptions. As long as the preferred securities remain in book-entry form, the record date for the debentures shall be the corresponding record date for the preferred securities. The amount of interest payable for any period is computed on the basis of a 360-day year of twelve 30-day months.

    If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof, to the extent permitted by law, at the annual rate of 7%, compounded quarterly. The term "interest" as used in this prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional sums paid by Cummins as described under "--Expenses of the Trust."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no indenture event of default has occurred and is continuing, Cummins has the right to defer the payment of interest, including any additional interest, on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period, provided that Cummins may not defer the payment of interest beyond the stated maturity of the debentures. At the end of any such deferral period, Cummins must pay all interest then accrued and unpaid, together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law. During a deferral period, interest will continue to accrue and holders of the debentures, or holders of the preferred securities while the preferred securities are outstanding, will continue to be required to accrue interest income for United States Federal income tax purposes. See "United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

    During any such deferral period, Cummins may not, and must cause its subsidiaries not to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Cummins' capital stock; or

    - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Cummins that rank equally with or junior to the debentures.

    Notwithstanding the foregoing, Cummins may take any of the following actions during a deferral period:

    - make any dividend, redemption, liquidation, interest, principal or guarantee payment by way of securities, including capital stock, that rank equally with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made;

    - redeem or purchase any rights pursuant to Cummins' rights plan (or any successor to such rights plan), declare a dividend of such rights or issue stock under such plan in the future;

    - make payments under the preferred securities guarantee;

    - purchase common stock issued under any of Cummins' benefit plans for its directors, officers or employees;

    - make payments or distributions in connection with a reclassification of Cummins' capital stock or the exchange or conversion of one series or class of Cummins' capital stock for another series or class of Cummins' capital stock; and

    - purchase fractional interests in shares of Cummins' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

    Before the termination of any such deferral period, Cummins may further extend the interest payment period, provided that no deferral period may exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any such deferral period and the payment of all amounts then due on any interest payment date, Cummins may elect to begin a new deferral period subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof.

    Cummins shall give the property trustee, the administrative trustees and the indenture trustee notice of its election to begin any deferral period at least one business day before the earlier of:

    - the record date for distributions on the preferred securities or, if no preferred securities are outstanding, for interest on the debentures; and

    - the date the property trustee is or, if no preferred securities are outstanding, the indenture trustee is required to give notice to holders of such preferred securities or, if no preferred securities are outstanding, to the holders of such debentures of such record date.

    The indenture trustee and the property trustee shall give notice of Cummins' election to begin a deferral period to the holders of the debentures and the preferred securities, respectively.

ADDITIONAL INTEREST

    If a registration default occurs as defined under "Description of the Preferred Securities--Registration Rights," additional interest will accrue on the debentures from and including the day following such registration default until such registration default is cured. Additional interest will be paid quarterly in arrears, with the first quarterly payment due on the first interest payment date following the date on which such additional interest begins to accrue, and will accrue at a rate per annum equal to an additional one quarter of one percent (0.25%) of the principal amount to and including the 90th day following such registration default and one-half of one percent (0.50%) thereof from and after the 91st day following such registration default.

    If the shelf registration statement ceases to be effective during the effectiveness period for more than 30 days, whether or not consecutive, in any 90-day period, or for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the debentures will increase by an additional annual rate of one-half of one percent (0.50%) from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period such shelf registration statement ceases to be effective until such time as the shelf registration statement again becomes effective.

CONVERSION OF THE DEBENTURES

    The debentures are convertible into shares of Cummins common stock at the option of the holders of debentures at any time before the close of business on June 13, 2031 (or, in the case of debentures called for redemption, before the close of business on the business day before the redemption date) at the initial conversion price subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The trust has agreed not to convert the debentures held by it except pursuant to a notice of conversion delivered to the conversion agent by a holder of the preferred securities. Upon surrender of preferred securities to the conversion agent for conversion, the trust will distribute debentures to the conversion agent on behalf of the holder of the preferred securities so converted, whereupon the conversion agent will convert such debentures to common stock on behalf of such holder. The delivery by Cummins to the holders of the debentures (through the conversion agent) of the fixed number of shares of Cummins common stock into which the debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the obligation of Cummins to pay the principal amount of the debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for.

    If a debenture is surrendered for conversion after the close of business on any regular record date for payment of interest and before the opening of business on the corresponding interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid in cash to the person in whose name the debenture is registered at the close of business on such record date, and, other than a debenture or a portion of a debenture called for redemption on a redemption date occurring after such record date and before such interest payment date, when so surrendered for conversion, the debenture must be accompanied by payment of an amount equal to the interest payable on such interest payment date.

OPTIONAL REDEMPTION; SPECIAL EVENT REDEMPTION

    Except upon repayment at maturity or as a result of acceleration upon the occurrence of an indenture event of default or pursuant to a tax event or investment company event, Cummins may not redeem the debentures before June 15, 2006. On and after June 15, 2006, Cummins will have the right, at any time and from time to time, to redeem the debentures, in whole or in part, at the following redemption prices (expressed as a percentage of the principal amount of the debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed.

YEAR                          REDEMPTION PRICE       YEAR                          REDEMPTION PRICE
----                          ----------------       ----                          ----------------
2006........................       103.50%           2009........................       101.40%
2007........................       102.80%           2010........................       100.70%
2008........................       102.10%           2011 and thereafter.........       100.00%

    For so long as the trust is the holder of all the outstanding debentures, the proceeds of any such redemption will be used by the trust to redeem trust securities in accordance with their terms. See "Description of the Preferred Securities--Optional Redemption." Cummins may not redeem the debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding debentures. Cummins may not, in any case, redeem the debentures unless all accrued and unpaid interest thereon has been paid in full on all outstanding debentures through the last interest payment date before and including the date of redemption.

    Cummins has the right to redeem the debentures at any time upon the occurrence of a tax event or an investment company event at a redemption price equal to 100% of the principal amount of the debentures so redeemed at such times and in such manner as described in "Description of the Preferred Securities--Special Event Redemption."

REDEMPTION PROCEDURES

    Notices of any redemption of the debentures and the procedures for such redemption shall be the same as those described for the redemption of the preferred securities under "Description of the Preferred Securities--Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless Cummins defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such debentures or portions thereof called for redemption.

DISTRIBUTION OF DEBENTURES

    At any time, Cummins has the right to terminate the trust and cause the debentures to be distributed to the holders of the preferred securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust as provided by applicable law. Circumstances under which Cummins may determine to exercise such right could include:

    - the occurrence of a tax event or an investment company event;

    - adverse tax consequences to Cummins or the trust that are not within the definition of a tax event because they do not result from an amendment or change described in such definition; and

    - changes in the accounting requirements applicable to the preferred securities as described under "Accounting Treatment."

    If distributed to holders of preferred securities in liquidation of the trust, the debentures will be issued in the same form as the preferred securities that such debentures replace. If the debentures are issued in the form of one or more global securities, then DTC, or any successor depository for the preferred securities, will act as depository for the debentures. It is anticipated that the depository arrangements for the debentures would be substantially identical to those in effect for the preferred securities. See "--Global Securities." There can be no assurance as to the market price of any debentures that may be distributed to the holders of preferred securities. For a description of DTC and the terms of the depository arrangements, see "Description of the Preferred Securities--Form, Transfer, Exchange and Book-Entry Procedures."

MODIFICATION OF THE INDENTURE

    From time to time, Cummins and the indenture trustee may, without the consent of the holders of debentures, amend, waive or supplement the indenture for specified purposes, including, among other things:

    - to cure ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the debentures, or the holders of the preferred securities so long as they remain outstanding); and

    - to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act.

    The indenture contains provisions permitting Cummins and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debentures, to modify the indenture in a manner affecting the rights of the holders of the debentures. However, no such modification may, without the consent of the holder of each outstanding debenture so affected:

    - change the stated maturity of the debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of interest as permitted under "--Option to Extend Interest Payment Period");

    - impair the right of a holder of debentures to institute suit for the enforcement of any such payment;

    - change the subordination provisions or the conversion provisions of the indenture in a manner adverse to the holders; or

    - reduce the percentage of aggregate principal amount required to consent to any such modification of the indenture.

    In addition, so long as any of the preferred securities remain outstanding, no such modification may be made that adversely affects the holders of such preferred securities in any material respect, and no termination of the indenture may occur, and no waiver of any indenture event of default or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the preferred securities then outstanding unless and until the principal of the debentures and all accrued and unpaid interest thereon has been paid in full.

INDENTURE EVENTS OF DEFAULT

    The occurrence of any of the following events with respect to the debentures will constitute an indenture event of default with respect to such debentures:

    - Cummins' failure for 30 days to pay any interest on the debentures when due (unless Cummins has extended the interest payment period as described under "--Option to Extend Interest Payment Period");

    - Cummins' failure to pay any principal of, or premium, if any, on, the debentures when due whether at maturity, upon redemption, by declaration or otherwise;

    - Cummins' failure to deliver shares of Cummins common stock upon an appropriate election by holders of the debentures to convert such debentures;

    - Cummins' failure to observe or perform any other covenant or agreement contained in the indenture for 60 days after written notice thereof as provided in the indenture; or

    - certain events of bankruptcy, insolvency or reorganization relating to Cummins.

    If an indenture event of default shall have occurred and be continuing, unless Cummins shall have discharged its obligations under the indenture as described under "--Defeasance, Covenant Defeasance and Discharge," either the indenture trustee or the holders of not less than 25% in aggregate principal amount of the debentures then outstanding, by written notice to Cummins (and to the indenture trustee if given by such holders), may declare the principal of all debentures and the interest, if any, accrued thereon to be due and payable immediately. If the indenture trustee or the holders of the debentures should fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the preferred securities then outstanding shall have the right to make such declaration.

    Upon certain conditions, any such declarations may be rescinded and annulled if all indenture events of default, other than the nonpayment of accelerated principal, with respect to the debentures then outstanding shall have been cured or waived as provided in the indenture by the holders of a majority in aggregate principal amount of the debentures then outstanding. If the holders of the debentures should fail to waive such default, the holders of a majority in aggregate liquidation amount of the preferred securities shall have the right to waive such default.

    The indenture provides that the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of the holders of the debentures, unless such holders shall have offered to the indenture trustee reasonable indemnity. Subject to such provisions for indemnity and certain other limitations contained in the indenture, the holders of a majority in aggregate principal amount of the debentures then outstanding (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debentures.

    The indenture provides that no holder of the debentures may institute any action against Cummins under the indenture (except actions for payment of overdue principal, premium or interest) unless such holder previously shall have given to the indenture trustee written notice of default and continuance thereof and unless:

    - the holders of not less than 25% in aggregate principal amount of the debentures then outstanding (voting as one class) shall have requested the indenture trustee to institute such action and shall have offered the indenture trustee reasonable indemnity;

    - the indenture trustee shall not have instituted such action within 60 days of such request; and

    - the indenture trustee shall not have received direction inconsistent with such request by the holders of a majority in aggregate principal amount of the debentures then outstanding (voting as one class).

    The indenture requires Cummins to furnish annually to the indenture trustee a statement as to Cummins' compliance with all conditions and covenants under the indenture. The indenture provides that the indenture trustee may withhold notice to the holders of the debentures of any default, except defaults as to payment of principal, premium or interest on the debentures, if it considers such withholding of notice to be in the interest of the holders of the debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If an indenture event of default has occurred and is continuing and such event is attributable to the failure of Cummins to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Cummins will be able to set-off any payment made to a holder of preferred securities.

    Cummins may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the preferred securities.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The indenture provides that Cummins shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and no entity shall consolidate with or merge into Cummins or convey, transfer or lease its properties and assets substantially or as an entirety to Cummins, unless:

    - in case Cummins consolidates with or merges into another entity or conveys, transfers or leases its properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any State of the United States or the District of Columbia, and such successor entity expressly assumes Cummins' obligations on the debentures;

    - immediately after giving effect thereto, no indenture event of default, and no event which, after notice or lapse of time or both, would become an indenture event of default, shall have happened and be continuing;

    - such transaction is permitted under the trust agreement and the preferred securities guarantee and does not give rise to any breach or violation of the trust agreement or preferred securities guarantee; and

    - certain other conditions as prescribed in the indenture are met.

    The general provisions of the indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving Cummins that may adversely affect holders of the debentures.

EXPENSES OF THE TRUST

    Pursuant to the indenture, Cummins will pay all of the costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust securities the amounts due such holders pursuant to the terms of the trust securities. Such costs, expenses and liabilities shall include any taxes to which the trust may become subject, whether as a result of a tax event or otherwise, other than withholding taxes.

DEFEASANCE, COVENANT DEFEASANCE AND DISCHARGE

    The indenture provides that, at the option of Cummins:

    - Cummins will be discharged from any and all obligations in respect of the debentures then outstanding (except for certain obligations to register the transfer of or exchange the debentures, to replace stolen, lost or mutilated debentures, to maintain paying agencies and to maintain the trust); or

    - Cummins need not comply with certain restrictive covenants of the indenture (including those described under "--Consolidation, Merger, Sale of Assets and Other Transactions");

in each case if Cummins irrevocably deposits in trust with the indenture trustee money or securities backed by the full faith and credit of the United States, or both, that, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest, including any additional interest, on the debentures on the stated maturity of such debentures (which may include one or more redemption dates designated by Cummins) in accordance with the terms thereof.

    To exercise such option, Cummins is required, among other things, to deliver to the indenture trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the holders of the debentures to recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and such holders will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of a discharge described in the first bullet point above, such opinion is to be accompanied by a private letter ruling to the same effect received from the Internal Revenue Service, a revenue ruling to such effect pertaining to a comparable form of transaction published by the Internal Revenue Service or appropriate evidence that since the date of the indenture there has not been a change in the applicable Federal income tax law.

    If Cummins exercises its option to effect a covenant defeasance with respect to the debentures and the debentures are thereafter declared due and payable because of the occurrence of any indenture event of default other than an event of default caused by the failure to comply with the covenants which are defeased, and the amount of money and securities on deposit with the indenture trustee would be insufficient to pay amounts due on the debentures at the time of the acceleration resulting from such indenture event of default, Cummins would remain liable for such amounts.

    Cummins may also obtain a discharge of the indenture with respect to all debentures then outstanding, except for certain obligations to register the transfer of or to exchange such debentures to replace stolen, lost or mutilated debentures, to maintain paying agencies and to maintain the trust described below, by irrevocably depositing in trust with the indenture trustee money or securities backed by the full faith and credit of the United States, or both, that, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest, including any additional interest, on the debentures on the stated maturities thereof (including one or more redemption dates), provided that such debentures are by their terms due and payable, or are to be called for redemption, within one year.

    For United States Federal income tax purposes any deposit contemplated in the preceding paragraph would be treated as an exchange of the debentures outstanding for other property. Accordingly, holders of the debentures outstanding may be required to recognize a gain or loss for United States Federal income tax purposes upon such exchange. In addition, such holders thereafter may be required to recognize income from such property which could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

SUBORDINATION

    The payment of principal of, premium, if any, and interest on the debentures is, to the extent and in the manner set forth in the indenture, subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all senior and subordinated debt of Cummins.

    Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of Cummins, the holders of all senior and subordinated debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the debentures will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the debentures.

    No payments on account of principal, premium, if any, or interest in respect of the debentures may be made by Cummins if there shall have occurred and be continuing a default in any payment with respect to senior and subordinated debt or during certain periods when an event of default under certain senior and subordinated debt permits the lenders thereunder to accelerate the maturity of such senior and subordinated debt. In addition, during the continuance of any other event of default, other than a payment default, with respect to designated senior and subordinated debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the indenture trustee of written notice from holders of such designated senior and subordinated debt or from an agent of such holders, no payments on account of principal, premium, if any, or interest in respect of the debentures may be made by Cummins during a period, referred to herein as the payment blockage period, commencing on the date of delivery of such notice and ending 179 days thereafter, unless such payment blockage period shall be terminated by written notice to the indenture trustee from the holders of such designated senior and subordinated debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist. Only one payment blockage period may be commenced with respect to the debentures during any period of 360 consecutive days. No event of default that existed or was continuing on the date of the commencement of any payment blockage period with respect to the designated senior and subordinated debt initiating such payment blockage period shall be, or be made, the basis for the commencement of any subsequent payment blockage period by the holders of such designated senior and subordinated debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

    By reason of such subordination, in the event of insolvency, funds that would otherwise be payable to holders of the debentures will be paid to the holders of senior and subordinated debt of Cummins to the extent necessary to pay such debt in full, and Cummins may be unable to meet fully its obligations under the debentures.

    As used herein, "debt" means, with respect to any person on any date of determination, without duplication:

    - all indebtedness for borrowed money;

    - all obligations evidenced by bonds, debentures, notes or other similar instruments;

    - all obligations in respect of letters of credit or bankers' acceptance or other similar instruments, or reimbursement obligations with respect thereto;

    - all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person;

    - all obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

    - all obligations as lessee under capitalized leases;

    - all debt of others secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) a lien on any asset of such person, whether or not such debt is assumed by such person; provided that, for purposes of determining the amount of any debt of the type described in this clause, if recourse with respect to such debt is limited to such asset, the amount of such debt shall be limited to the lesser of the fair market value of such an asset or the amount of such debt;

    - all debt of others guaranteed by such person to the extent such debt is guaranteed by such person; and

    - to the extent not otherwise included in this definition, all obligations of such person under currency agreements and interest rate agreements.

    As used herein, "designated senior and subordinated debt" means:

    - debt under the amended and restated credit agreement dated as of January 8, 1998 among Cummins, the banks named on the signature pages thereof and Morgan Guaranty Trust Company of New York, as agent for the banks, as such agreement has been and may be amended, restated, supplemented or otherwise modified from time to time; and

    - debt constituting senior and subordinated debt that, at the time of its determination:

       (A) has an aggregate principal amount of at least $20 million; and

       (B) is specifically designated in the instrument evidencing such senior and subordinated debt as "designated senior and subordinated debt" by Cummins.

    As used herein, "senior and subordinated debt" means the principal of, and premium, if any, and interest on all debt of Cummins whether created, incurred or assumed before, on or after the date of the indenture; provided that such senior and subordinated debt shall not include:

    - debt that, when incurred and without respect to any election under
      Section 1111(b) of Title 11 of the U.S. Code, was without recourse;

    - debt that by its terms is expressly subordinated to, or ranks equally in right of payment to the debentures; and

    - debt to any affiliate of Cummins including all debt securities and guarantees issued to any trust, partnership or other entity affiliated with Cummins that is a financing vehicle of Cummins in connection with an issuance of preferred securities by such financing entity.

PAYMENT AND PAYING AGENTS

    If the debentures are represented by a global security, Cummins shall make payments on the debentures to DTC, as the depository for the debentures. Otherwise, payment of principal of and premium, if any, and any interest on the debentures will be payable, the transfer of the debentures will be registrable, and the debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate office of the indenture trustee in the City of Chicago or at the office of such paying agent or paying agents as Cummins may designate, except that, at the option of Cummins, payment of any interest may be made:

    - by check mailed to the address of the person entitled thereto as such address shall appear in the security register; or

    - by wire transfer to an account maintained by the person entitled thereto as specified in the security register, provided that proper transfer instructions have been received by the regular record date (as such term is defined in the indenture).

    Payment of any interest on debentures will be made to the person in whose name such debentures are registered at the close of business on the regular record date for such interest. The regular record date for the interest payable on any interest payment date shall be the fifteenth day, whether or not a business day, next preceding such interest payment date, subject to certain exceptions. Cummins may at any time designate additional paying agents or rescind the designation of any paying agent.

    Any monies deposited with the indenture trustee or any paying agent, or then held by Cummins in trust, for the payment of the principal of and premium, if any, or interest on any debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Cummins, be repaid to Cummins and the holder of such debentures shall thereafter look, as a general unsecured creditor, only to Cummins for payment thereof.

GOVERNING LAW

    The indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.

GLOBAL SECURITIES

    If distributed to holders of the preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the trust, the debentures will be issued in the same form as the preferred securities that such debentures replace. Any global certificate will be replaced by one or more global securities each of which is referred to herein as a global security, registered in the name of DTC or its nominee. Except under the limited circumstances described below, the debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, debentures in definitive form. The global security may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities--Form, Transfer, Exchange and Book-Entry Procedures."

    Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debentures in definitive form and will not be considered the holders thereof for any purpose under the indenture. Accordingly, each beneficial owner of preferred securities must rely on the procedures of DTC or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a global security.

    None of Cummins, the indenture trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security representing such debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    A global security shall be exchangeable for debentures registered in the names of persons other than DTC or its nominee only if:

    - DTC notifies Cummins that it is unwilling or unable to continue as a depository for such global debenture or has ceased to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository and in either case Cummins fails to appoint a successor depository within 90 days;

    - Cummins in its sole discretion determines that such global security shall be so exchangeable; or

    - there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding debentures determine that the global security will be so exchangeable.

    Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security. If debentures are issued in definitive form, such debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described in "--Payment and Paying Agents" above.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

    The preferred securities guarantee was executed and delivered by Cummins concurrently with the issuance by the trust of the preferred securities for the benefit of the holders from time to time of such preferred securities. BNY Midwest Trust Company presently acts as guarantee trustee under the preferred securities guarantee. This description summarizes the material terms and provisions of the preferred securities guarantee and is subject to, and qualified in its entirety by reference to, all of the provisions of the preferred securities guarantee (a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part). The guarantee trustee holds the preferred securities guarantee for the benefit of the holders of the preferred securities.

GENERAL

    To the extent set forth in the preferred securities guarantee, Cummins has irrevocably agreed to pay in full on a subordinated basis to the holders of the preferred securities, except to the extent paid by the trust, the payments listed below as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment:

    - any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the trust has funds available for those payments;

    - the redemption price with respect to any preferred securities called for redemption to the extent that the trust has funds available for those payments; or

    - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the debentures are distributed to holders of the preferred securities), the lesser of:

       (A) the liquidation distribution plus accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the trust has funds available for those payments, and

       (B) the amount of assets of the trust remaining available for distribution to holders of the preferred securities.

    Cummins' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Cummins to the holders of the preferred securities or by causing the trust to pay such amounts to such holders.

    The preferred securities guarantee is an irrevocable guarantee on a subordinated basis of the trust's obligations under the preferred securities, but applies only to the extent that the trust has funds sufficient to make such payments. It is not in and of itself a guarantee that you will collect amounts owed to you under the preferred securities. If Cummins does not make interest payments on the debentures held by the trust, the trust will not be able to pay distributions on the preferred securities and will not have funds legally available to pay such distributions.

    Cummins has, through the preferred securities guarantee, the trust agreement, the debentures and the indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. See "Relationship Among the Preferred Securities, the Debentures and the Preferred Securities Guarantee."

    Cummins has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the preferred securities guarantee, except that upon the occurrence and during the continuation of a trust agreement event of default, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

    Cummins' obligations under the preferred securities guarantee are:

    - subordinate and junior in right of payment to all of its senior and subordinated debt;

    - equal in rank with any other guarantee similar to the guarantee issued by Cummins on behalf of the holders of preferred securities issued by any other trust established by Cummins or its affiliates;

    - equal in right of payment with Cummins' most senior preferred or preference stock; and

    - senior to its common stock.

    The preferred securities guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may institute a legal proceeding directly against Cummins to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity.

AMENDMENTS AND ASSIGNMENT

    Except for any changes that do not materially adversely affect the rights of holders of the preferred securities, in which case no vote is required, the preferred securities guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. The manner of obtaining any such approval is as set forth under "Description of the Preferred Securities--Voting Rights." All guarantees and agreements contained in the preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Cummins and shall inure to the benefit of the holders of the preferred securities then outstanding.

CERTAIN COVENANTS OF CUMMINS

    Cummins has covenanted that, so long as any preferred securities remain outstanding, it will not, and it will cause its subsidiaries not to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Cummins' capital stock; or

    - make any payment of principal of or, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed), of Cummins that rank equally with or junior to the debentures, other than:

       (A) any dividend, redemption, liquidation, interest, principal or guarantee payment by Cummins where the payment is made by way of securities (including capital stock) that rank equally with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made;

       (B) redemptions or purchases of any rights pursuant to Cummins' shareholders' rights plan or any successor to such rights plan and the declaration of a dividend of such rights or the issuance of stock under such plan in the future;

       (C) payments under the preferred securities guarantee;

       (D) purchases of common stock issued under any of Cummins' benefit plans for its directors, officers or employees;

       (E) payments or distributions in connection with a reclassification of Cummins' capital stock or the exchange or conversion of one series or class of Cummins' capital stock for another series or class of Cummins' capital stock; and

       (F) purchases of fractional interests in shares of Cummins' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

if at such time:

    - there shall have occurred any event of which Cummins has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an indenture event of default and in respect of which Cummins shall not have taken reasonable steps to cure;

    - Cummins shall be in default with respect to its payment of any obligations under the preferred securities guarantee; or

    - Cummins shall have given notice of its election to defer payments of interest as provided in the indenture and shall not have rescinded such notice, or such deferral period, or any extension thereof, shall be continuing.

    Under the trust agreement and the indenture, taken together, Cummins also covenanted:

    - for so long as preferred securities are outstanding, not to cause the trust to convert debentures except pursuant to a notice of conversion delivered to the conversion agent by a holder of preferred securities;

    - to maintain directly or indirectly 100% ownership of the common securities, provided that certain successors which are permitted pursuant to the indenture may succeed to Cummins' ownership of the common securities;

    - not to voluntarily terminate, wind-up or liquidate the trust, except:

       (A) in connection with a distribution of the debentures to the holders of the preferred securities in liquidation of the trust, or

       (B) in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement;

    - to maintain the reservation for issuance of the number of shares of Cummins common stock that would be required from time to time upon the conversion of all the debentures then outstanding;

    - to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes;

    - to deliver shares of common stock upon an election by the holders of the preferred securities to convert such preferred securities into common stock; and

    - to honor all obligations relating to the conversion or exchange of preferred securities into or for Cummins common stock or debentures.

EVENTS OF DEFAULT; ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED
  SECURITIES

    An event of default under the preferred securities guarantee will occur upon the failure of Cummins to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee.

    If the guarantee trustee fails to enforce the preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against Cummins to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. In addition, any record holder of preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Cummins to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced the preferred securities guarantee or instituted a legal proceeding against the trust, the guarantee trustee or any other person or entity. Cummins has waived any right or remedy to require that any action be brought just against the trust, or any other person or entity before proceeding directly against Cummins.

    Cummins, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not Cummins is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The guarantee trustee, other than during the occurrence and continuance of a default by Cummins in performance of the preferred securities guarantee, has undertaken to perform only such duties as are specifically set forth in the preferred securities guarantee. During the occurrence and continuance of a default under the preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

    The preferred securities guarantee will terminate and be of no further force and effect:

    - upon full payment of the redemption price of the preferred securities;

    - upon full payment of the amounts payable upon liquidation of the trust;

    - upon conversion of all the preferred securities into Cummins common stock; or

    - upon distribution of debentures to the holders of the preferred securities in exchange for all of the preferred securities.

    The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under such preferred securities or the preferred securities guarantee.

GOVERNING LAW

    The preferred securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

          RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES
                     AND THE PREFERRED SECURITIES GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Taken together, Cummins' obligations under the debentures, the indenture, the trust agreement and the preferred securities guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. If and to the extent that Cummins does not make payments on the debentures, the trust will not pay distributions or other amounts due on the preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In such an event, a holder of preferred securities may institute a direct action directly against Cummins to enforce payment of such distributions to such holder after the respective due dates.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, primarily because:

    - the aggregate principal amount of the debentures is equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

    - the interest rate and interest and other payment dates on the debentures match the distribution rate and distribution and other payment dates for the preferred securities;

    - Cummins shall pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of the preferred securities under such preferred securities; and

    - the trust agreement provides that the trust will not engage in any activity that is not consistent with the limited purpose of the trust.

    Notwithstanding anything to the contrary in the indenture, Cummins has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Cummins has theretofore made, or is concurrently on the date of such payment making, a payment under the preferred securities guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    A holder of any preferred security may institute a legal proceeding directly against Cummins to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

    A holder may institute a direct action against Cummins to enforce its rights under the trust agreement only if a trust agreement event of default has occurred and is continuing and is attributable to the failure of Cummins to pay interest or principal on the debentures on the date such interest or principal is otherwise payable. A default or event of default under any senior and subordinated debt of Cummins will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, senior and subordinated debt of Cummins, the subordination provisions of the indenture provide that no payments may be made in respect of the debentures until such senior and subordinated debt have been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the debentures would constitute an indenture event of default.

LIMITED PURPOSE OF TRUST

    The preferred securities evidence a beneficial interest in the trust, and the trust was created for the sole purpose of issuing the preferred securities and common securities and investing the proceeds thereof in the debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from Cummins the principal amount of and interest accrued on the debentures, while a holder of preferred securities is entitled to receive distributions from the trust, including any amounts to be received upon redemption of the preferred securities, or from Cummins under the applicable guarantee, if and to the extent the trust has funds available for the payment of such distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the debentures, the holders of the preferred securities are entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of Cummins, the property trustee, as holder of the debentures, would be a subordinated creditor of Cummins, subordinated in right of payment to all senior and subordinated debt, but entitled to receive payment in full of principal and interest before any common stockholders of Cummins receive payments or distributions. Since Cummins is the guarantor under the preferred securities guarantee and has agreed to pay for all costs, expenses and liabilities of the trust, other than the trust's obligations to the holders of the preferred securities, the positions of a holder of such preferred securities and a holder of such debentures relative to other creditors and to stockholders of Cummins in the event of liquidation or bankruptcy of Cummins would be substantially the same.

                      DESCRIPTION OF CUMMINS COMMON STOCK

    The following is a description of certain terms of Cummins common stock. This description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Cummins' Restated Articles of Incorporation.


    GENERAL. Cummins is authorized to issue up to 150 million shares of common stock. As of September 23, 2001, there were approximately 41.3 million shares of common stock outstanding held by approximately 4,800 shareholders of record. Subject to the limitations described below and the prior rights of Cummins preferred stock and preference stock, if any, the common stock, $2.50 par value, of Cummins is entitled to dividends when and as declared by the Board of Directors out of funds legally available therefor. Holders of common stock are entitled to one vote per share. There is no provision for cumulative voting or preemptive rights. The holders of Cummins preferred stock and the holders of Cummins preference stock, if any, are each entitled to elect two directors of Cummins upon default in the payment of six quarterly dividends on any series of such class and have voting rights with respect to amendments of the Restated Articles of Incorporation affecting certain of their rights and in the case of certain mergers, consolidations and dispositions of substantially all of Cummins' assets. Upon any liquidation, voluntary or involuntary, of Cummins, holders of common stock are entitled ratably to all the assets of Cummins after payment of Cummins' liabilities and satisfaction of the liquidation preferences of the preferred stock and the preference stock of Cummins. The outstanding shares of common stock are, upon issuance against full payment therefor, fully paid and non-assessable.


    Cummins common stock is listed on the New York and Pacific Stock Exchanges. The transfer agent and registrar for the common stock is Wells Fargo Shareowner Services, St. Paul, Minnesota.

    DIVIDENDS. No dividends or distributions may be declared or paid or made on, or acquisitions made of, any common stock unless dividends on all outstanding preferred stock and preference stock of Cummins for all past quarterly dividend periods have been declared and paid or a sum sufficient for payment set apart. A number of the agreements under which Cummins has borrowed money restrict its payment of dividends (other than stock dividends) and distributions on and the redemption, purchase and acquisition by Cummins of its capital stock, including its preferred stock and preference stock. These restrictions typically limit the sum of all such payments, distributions, redemptions, purchases and acquisitions from a given date to a specified amount of retained earnings at such date plus consolidated net income and the net proceeds to Cummins from the sale of its capital stock and indebtedness converted into such stock after such date. Several such agreements require Cummins to maintain minimum net worth and working capital at specified levels. In addition, at any time Cummins is in default under its revolving credit facility or certain other financing arrangements, it would be prohibited from paying dividends. Cummins is presently unaware of any facts or circumstances that would give rise to any such default.

    SHAREHOLDERS' RIGHTS PLAN. Cummins has a shareholders' rights plan which it first adopted in 1986. The rights plan provides that each share of Cummins common stock has associated with it a stock purchase right. The rights plan becomes operative when a person or entity acquires 15% of Cummins common stock or commences a tender offer to purchase 20% or more of Cummins common stock without the approval of Cummins' Board of Directors. In the event a person or entity acquires 15% of Cummins common stock, each right, except for the acquiring person's rights, can be exercised to purchase $400 worth of common stock for $200. In addition, for a period of 10 days after such acquisition, the Board of Directors can exchange such right for a new right which permits the holders to purchase one share of Cummins common stock for $1. If a person or entity commences a tender offer to purchase 20% or more of Cummins common stock, unless the Board of Directors redeems the rights within 10 days of the event for a redemption price equal to $.01 per whole right, each right can be exercised to purchase one share for $200. If the person or entity becomes an acquiring person, then the provisions noted above apply. The rights plan also allows holders of the rights to purchase shares of the acquiring person's stock at a discount if Cummins is acquired or 50% of the assets or earnings power of Cummins is transferred to an acquiring person.

    ANTITAKEOVER PROVISIONS OF INDIANA LAW. Indiana Code Section 23-1-42 (the "Control Share Act") provides that any person or group of persons that acquires the power to vote more than one-fifth of certain corporations' shares shall not have the right to vote such shares unless granted voting rights by the holders of a majority of the outstanding shares of the corporation and by the holders of a majority of the outstanding shares excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation and employees of the corporation who are also directors of the corporation. If the approval of voting power for the shares is obtained, additional shareholder approvals are required when a shareholder acquires the power to vote more than one-third and more than a majority of the voting power of the corporation's shares. In the absence of such approval, the additional shares acquired by the shareholder may not be voted.

    If the shareholders grant voting rights to the shares after a shareholder has acquired more than a majority of the voting power, all shareholders of the corporation are entitled to exercise statutory dissenters' rights and to demand the value of their shares in cash from the corporation. If voting rights are not accorded to the shares, the corporation may have the right to redeem them. The provisions of the Control Share Act do not apply to acquisitions of voting power pursuant to a merger or share exchange agreement to which the corporation is a party.

    Cummins' By-laws provide that Cummins is not subject to the Control Share Act; however, such By-laws may be amended by the Board of Directors without a shareholder vote.

    Indiana Code Section 23-1-43 (the "Business Combination Act") prohibits a person who acquires beneficial ownership of 10% or more of certain corporations' shares (an "interested shareholder"), or any affiliate or associate of an interested shareholder, from effecting a merger or other business combination with the corporation for a period of five years from the date on which the person became an interested shareholder, unless the transaction in which the person became an interested shareholder was approved in advance by the corporation's Board of Directors. Following the five-year period, a merger or other business combination may be effected with an interested shareholder only if (a) the business combination is approved by the corporation's shareholders, excluding the interested shareholder and any of its affiliates or associates, or
(b) the consideration to be received by shareholders in the business combination is at least equal to the highest price paid by the interested shareholder in acquiring its interest in the corporation, with certain adjustments, and certain other requirements are met. The Business Combination Act broadly defines the term "business combination" to include mergers, sales or leases of assets, transfers of shares of the corporation, proposals for liquidation and the receipt by an interested shareholder of any financial assistance or tax advantage from the corporation, except proportionately as a shareholder of the corporation.

    The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of Cummins by a holder of a large block of Cummins stock or other person, or the removal of incumbent management, even if such actions may be beneficial to the shareholders of Cummins generally.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    This section summarizes the material United States Federal income tax consequences of the purchase, ownership and disposition of the preferred securities and of the common stock into which the preferred securities may be converted as of the date of this prospectus. Where noted, it constitutes the opinion of Cravath, Swaine & Moore, counsel to Cummins and the trust. However, the discussion is limited in the following ways:

    - The discussion only covers you if you are a "U.S. holder." For this purpose, a U.S. holder is

     - an individual U.S. citizen or resident alien;

     - a corporation or entity taxable as a corporation for United States Federal income tax purposes that was created under the laws of the United States or any political subdivision thereof; or

     - an estate or trust whose world-wide income is subject to United States Federal income tax.

    - The discussion only covers you if you hold your preferred securities and the common stock of Cummins into which the preferred securities may be converted as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

    - The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the preferred securities and/or the common stock into which the preferred securities may be converted. You should consult your tax advisor about the consequences of holding preferred securities and the common stock into which the preferred securities may be converted in your particular situation.

    - The discussion is based on current law. Changes in the law may change the tax treatment of the preferred securities and/or the common stock of Cummins into which the preferred securities may be converted, possibly with retroactive effect.

    - The discussion does not cover state, local or foreign law.

    - No ruling from the Internal Revenue Service, or the IRS, has been requested with respect to any of the tax consequences of owning the preferred securities or the Cummins common stock into which the preferred securities may be converted. As a result, the IRS could disagree with portions of this discussion.

IF A PARTNERSHIP HOLDS PREFERRED SECURITIES, THE TAX TREATMENT OF A PARTNER WILL GENERALLY DEPEND UPON THE STATUS OF THE PARTNER AND UPON THE ACTIVITIES OF THE PARTNERSHIP. IF YOU ARE A PARTNER OF A PARTNERSHIP HOLDING PREFERRED SECURITIES, YOU SHOULD CONSULT YOUR TAX ADVISOR.

IF YOU ARE CONSIDERING BUYING PREFERRED SECURITIES, YOU SHOULD CONSULT YOUR TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF HOLDING THE PREFERRED SECURITIES AND THE COMMON STOCK INTO WHICH THE PREFERRED SECURITIES MAY BE CONVERTED IN YOUR PARTICULAR SITUATION.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the preferred securities, Cravath, Swaine & Moore is of the opinion that under current law and assuming full compliance with the terms of the trust agreement, and based upon certain facts and assumptions contained in such opinion, the trust will be classified as a grantor trust for United States Federal income tax purposes and not as an association taxable as a corporation. As a result, for United States Federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the debentures held by the trust. Thus, you will be required to include in your gross income your proportionate share of the interest income or original issue discount ("OID") that is paid or accrued on the debentures. See below under the caption "--Interest Income and Original Issue Discount" in this section.

CLASSIFICATION OF THE DEBENTURES

    Cummins intends to take the position that the debentures will be classified for all United States tax purposes as indebtedness of Cummins under current law. Cummins, the trust and you (by your acceptance of a beneficial ownership interest in the preferred securities) agree to treat the debentures as indebtedness for all United States tax purposes. The remainder of this discussion assumes that the debentures will be classified as indebtedness of Cummins.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    It is expected that the debentures will not be issued with an issue price that is less than their stated redemption price at maturity. In this case, subject to the discussion below, the debentures will not be subject to the special OID rules, so that you will generally be taxed on the stated interest on the debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

    If, however, Cummins exercises its right to defer payments of interest on the debentures, the debentures will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

    Under the OID economic accrual rules, the following occur:

    - regardless of your method of tax accounting, you must accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the debentures using the constant-yield-to-maturity method of accrual described in Section 1272 of the Internal Revenue Code;

    - the actual cash payment of interest you receive on the debentures would not be reported separately as taxable income;

    - any amount of OID included in your gross income (whether or not during a deferral period) with respect to the preferred securities would increase your tax basis in such preferred securities; and

    - the amount of distributions in respect of such accrued OID would reduce your tax basis in such preferred securities.

    The Treasury regulations dealing with the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the debentures were issued initially with OID. If the IRS were successful, regardless of whether Cummins exercises its option to defer payments of interest on such debentures, you would be subject to the special OID rules described above.

    Because income on the debentures will constitute interest for United States Federal income tax purposes, corporate holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the debentures.

MARKET DISCOUNT AND BOND PREMIUM

    Holders of preferred securities other than a holder who purchased such preferred securities upon original issuance at their original issue price may be considered to have acquired their undivided interest in the debentures with "market discount" or "acquisition premium," as such phrases are defined for United States Federal income tax purposes. Cummins recommends that such holders consult their tax advisors as to the United States Federal income tax consequences of the acquisition, ownership and disposition of the preferred securities and the common stock into which the preferred securities may be converted.

DISTRIBUTION OF THE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    As described under the caption "Description of the Preferred
Securities--Distribution of Debentures" in this prospectus, the debentures held by the trust may be distributed to you in exchange for your preferred securities if the trust is liquidated before the maturity of the debentures.

    Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your proportionate share of the debentures previously held indirectly through the trust. Your holding period and total tax basis in the debentures will equal the holding period and total tax basis that you had in your preferred securities before the distribution.

    If, however, the trust is treated as an association taxable as a corporation, a tax event will occur. If we elect to distribute the debentures to you at this time, the distribution would likely be taxable both to the trust and to you.

    If you receive debentures in exchange for your preferred securities, you would accrue interest in respect of the debentures received from the trust in the manner described above under the caption "Interest Income and Original Issue Discount" in this section.

    In certain circumstances described above under the captions "Description of the Preferred Securities--Optional Redemption," "--Special Event Redemption" and "--Liquidation Distribution Upon Termination," Cummins may distribute cash in liquidation of the trust. This distribution of cash would be taxable as described below under "Redemption of Debentures" in this section.

CONVERSION OF PREFERRED SECURITIES INTO COMMON STOCK

    You generally will not recognize any income, gain or loss upon converting preferred securities into common stock of Cummins. If you receive cash in lieu of a fractional share of Cummins common stock, however, you would be treated as if you received such fractional share and then had such fractional share redeemed for such cash. You would generally recognize capital gain or loss equal to the difference between the cash received and that portion of your basis in the common stock attributable to such fractional share. Your aggregate tax basis in the common stock of Cummins will equal your adjusted tax basis in the preferred securities (less the basis allocable to the fractional share for which cash is received). Your holding period for the common stock of Cummins received upon conversion generally will include the period during which you held the preferred securities.

DIVIDENDS ON COMMON STOCK

    If, after you convert preferred securities into common stock of Cummins, Cummins makes a distribution in respect of the common stock, the distribution will be treated as a dividend, taxable to you as ordinary income, to the extent that it is paid from Cummins' current or accumulated earnings and profits, as calculated for United States Federal income tax purposes ("E&P"). If the distribution exceeds Cummins' E&P, the excess will be treated first as a tax-free return of capital to the extent of your tax basis in the common stock, and any remaining amount will be treated as capital gain. If you are a U.S. corporation, you may be able to claim the dividends-received deduction equal to a portion of any dividends you receive from Cummins provided you meet the minimum holding period and other requirements.

ADJUSTMENT OF CONVERSION PRICE

    The terms of the preferred securities allow for changes in the conversion price in certain circumstances. A change in conversion price that allows holders of the preferred securities to receive more shares of common stock on conversion may increase the holders' proportionate interests in Cummins' E&P or assets. In that case, the holders of the preferred securities would be treated as though they received a dividend in the form of common stock of Cummins. Such a constructive stock dividend could be taxable to the holders of preferred securities, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion price is adjusted to compensate holders of preferred securities for distributions of cash or property to Cummins' shareholders. Not all changes in conversion price that allow holders of preferred securities to receive more stock on conversion, however, increase the holders' proportionate interests in the company. For instance, a change in conversion price could simply prevent the dilution of the holders' interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated in the same manner as an actual distribution made in respect of Cummins common stock as described above in "Dividends on Common Stock."

SALES OF PREFERRED SECURITIES OR COMMON STOCK

    If you sell, exchange or otherwise dispose of your preferred securities or the common stock of Cummins received upon the conversion of the preferred securities, as the case may be, you generally will recognize capital gain or loss equal to the difference between:

    - the amount realized on the sale, exchange or other disposition of the preferred securities (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will be taxable as such) or common stock, as applicable, and

    - your adjusted tax basis in your preferred securities or common stock, as applicable, so sold, exchanged or otherwise disposed.

    The gain or loss will generally be long-term capital gain or loss if you have held your preferred securities or the common stock, as applicable, for more than one year. The deductibility of capital losses is subject to limitations.

    If you are deemed to have acquired your preferred securities with market discount, then you generally will be required to treat a portion of any gain on a sale of such preferred securities as ordinary income to the extent of the market discount accrued to the date of the disposition, less any accrued market discount previously reported as ordinary income. If you are deemed to have acquired your preferred securities at a premium, then, if you have elected to deduct bond premium, you may be permitted to deduct any remaining unamortized bond premium (generally speaking, the excess of your tax basis over the sale price) as ordinary loss in the taxable year of the disposition.

REDEMPTION OF DEBENTURES

    If you receive cash upon the redemption of the debentures, you generally will be treated in the same manner as if you sold preferred securities, as described above under the caption "Sales of Preferred Securities or Common Stock."

DISCHARGE OF INDENTURE

    If Cummins were to obtain a discharge of the indenture with respect to all of the debentures then outstanding, as described above under "Description of the Debentures--Defeasance, Covenant Defeasance and Discharge," such discharge would generally be deemed to constitute an exchange of the debentures outstanding for other property. In such case, you may be required to recognize capital gain or loss in connection with such deemed exchange. In addition, after such deemed exchange, you might also be required to recognize income from the property deemed to have been received in such exchange over the remaining life of the transaction in a manner or amount that is different than if the discharge had not occurred. You should consult your tax advisor as to the specific consequences arising from a discharge in your situation.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Generally speaking, under applicable Treasury regulations, information reporting requirements will apply to payments of interest and accruals of OID on the preferred securities, dividends on the common stock and to the proceeds of the sale, exchange, redemption or other disposition of preferred securities or the common stock, as applicable, made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail fully to report income. In such case, the relevant intermediary must withhold at (i) a rate of 31% on payments made with respect to the preferred securities starting January 1, 2011 and (ii) the fourth lowest rate of tax applicable to unmarried individual U.S. persons on payments made with respect to the preferred securities for any other period (30.5% in 2001, 30% in 2002 and 2003, 29% in 2004 and 2005, and 28% in 2006 through 2010).

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States Federal income tax liability provided the required information is furnished to the IRS.

                          CERTAIN ERISA CONSIDERATIONS

    Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account or a Keogh plan, a plan subject to provisions under applicable Federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or
Section 4975 of the Code ("Similar Laws"), and an entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in such entity (each of which we refer to as a "Plan") should consider the fiduciary responsibility and prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan's particular circumstances before authorizing an investment in the preferred securities. Accordingly, such a fiduciary should consider, among other factors, that each Plan investing in the preferred securities will be deemed to have represented that the Plan's purchase of the preferred securities is covered by one or more prohibited transaction exemptions. Plan fiduciaries should also consider whether the Plan's investment in the preferred securities would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing their Plan.

    Section 406 of ERISA and Section 4975 of the Code prohibit each Plan from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons or, in the case of an individual retirement account ("IRA"), the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory, class or individual exemption.

    ERISA and the Code do not define "plan assets." However, regulations (the "Plan Assets Regulations") promulgated under ERISA by the U.S. Department of Labor ("DOL") generally provide that when a Plan subject to Title I of ERISA or
Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the Plan Assets Regulations. The trust is not expected to qualify as an operating company and will not be an investment company registered under the Investment Company Act. At the time of the original offering, the preferred securities were not expected to constitute "publicly offered securities." However, after resales pursuant to the shelf registration statement of which this prospectus forms a part, the preferred securities may qualify as "publicly offered securities," although such result cannot be assured.

    For purposes of the Plan Assets Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than a benefit plan investor) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test (the "Benefit Plan Investor Test"), "benefit plan investors" include Plans, governmental plans, and pension plans maintained by foreign corporations. No assurance can be given that the value of the preferred securities held by "benefit plan investors" will be less than 25% of the total value of such preferred securities at the completion of the original offering of the preferred securities or thereafter, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to this exception.

    Since there can be no assurance that any of the exceptions set forth in the Plan Assets Regulations will apply to the preferred securities, an investing Plan's assets could be considered to include an undivided interest in the assets held by the trust (including the debentures). If the assets of the trust were to be deemed to be "plan assets" under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to transactions engaged in by the trust and
(ii) the possibility that certain transactions in which the trust might seek to engage could constitute "prohibited transactions" under ERISA and the Code. In such event, any person who exercises any authority or control respecting the management or disposition of the assets of the trust would be considered to be a fiduciary of Plan investors. For example, the property trustee could therefore become a fiduciary of the Plans that invest in the preferred securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the trust. However, the property trustee will have only limited discretionary authority with respect to the trust's assets and the remaining functions and the responsibilities performed by the property trustee will be for the most part custodial and ministerial in nature. Inasmuch as the property trustee or another person with authority or control respecting the management or disposition of the trust's assets may become a fiduciary with respect to the Plans that purchase the preferred securities, there may be an improper delegation by such Plans (or their fiduciaries) of the responsibility to manage plan assets.

    If a prohibited transaction occurs for which no exemption is available, any fiduciary that has engaged in the prohibited transaction could be required
(i) to restore to the Plan any profit realized on the transaction and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who decide to invest in the trust could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the trust or as co-fiduciaries for actions taken by or on behalf of the trust. With respect to an IRA that invests in the trust, the occurrence of a non-exempt prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

    Regardless of whether the assets of the trust are deemed to be "plan assets" of Plans investing in the trust, as discussed above, the acquisition and holding of the preferred securities with "plan assets" of a Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the preferred securities by a Plan. These class exemptions are:

    - PTCE 96-23 (for certain transactions determined by "in-house asset managers");

    - PTCE 95-60 (for certain transactions involving insurance company general accounts);

    - PTCE 91-38 (for certain transactions involving bank collective investment funds);

    - PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

    - PTCE 84-14 (for certain transactions determined by independent "qualified professional asset managers").

    Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in the preferred securities.

    Any insurance company considering the use of its general account assets to purchase preferred securities should consult with its counsel concerning matters affecting its purchase decision.

    Because of ERISA's prohibitions and those of Section 4975 of the Code, discussed above, and the potential application of Similar Laws to Plans not subject to Title I of ERISA or Section 4975 of the Code (a "Non-ERISA Plan"), the preferred securities, or any interest therein, should not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase and holding is covered by the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption) (or, in the case of a Non-ERISA Plan, a similar exemption applicable to the transaction). Accordingly, each purchaser or holder of the preferred securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either:

    - it is not a Plan and no part of the assets to be used by it to purchase and/or hold such preferred securities or any interest therein constitutes "plan assets" of any Plan; or

    - it is itself a Plan, or is purchasing or holding the preferred securities or an interest therein on behalf of, or with "plan assets" of, one or more Plans, and each such purchase and holding of such securities either
      (i) satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable exemption) (or, in the case of a Non-ERISA Plan, a similar exemption applicable to the transaction) or (ii) will not result in a prohibited transaction under ERISA or the Code or its equivalent under applicable Similar Laws.

    Although governmental plans and certain other plans are not subject to ERISA, including the prohibited transaction provisions thereof, or of
Section 4975 of the Code, Similar Laws governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code, discussed above. Similarly, fiduciaries of other plans not subject to ERISA may be subject to other legal restrictions under applicable Similar Laws. Accordingly, fiduciaries of governmental plans or other plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective Similar Laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

    The foregoing discussion is general in nature and is not intended to be all inclusive. Consequently, and due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any Plan consult with their counsel, prior to any such purchase, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether any exemption would be applicable and determine on their own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of capital securities by the purchaser Plan are entitled to full exemptive relief thereunder.

                            SELLING SECURITYHOLDERS

    The holders listed below, and the beneficial owners of the preferred securities and their transferees, pledgees, donees or other successors identified in supplements to this prospectus, are the selling securityholders under this prospectus. The following table sets forth, as of a recent practicable date prior to the effectiveness of the registration statement of which this prospectus forms a part, certain information with respect to the selling securityholders named below and the respective number of preferred securities owned by each selling securityholder that may be offered pursuant to this prospectus. Such information has been obtained from the selling securityholders, DTC and/or the property trustee.


                                                             NUMBER OF
                                                             PREFERRED
SELLING SECURITYHOLDER                                       SECURITIES
----------------------                                       ----------
1976 Distribution Trust FBO A.R. Lauder/Zinterhofer.........       210

1976 Distribution Trust FBO Jane A. Lauder..................       417

2000 Revocable Trust FBO A.R. Lauder/Zinterhofer............       209

Advent Convertible Master Cayman L.P........................    87,175

Aegon/Transamerica Series Fund, Inc.
  on behalf of its Federated Growth & Income Fund...........    49,500

AFTRA Health Fund...........................................     7,400

AIG SoundShore Holdings Ltd.................................   234,900

AIG SoundShore Opportunity Holding Fund Ltd.................   158,200

AIG SoundShore Strategic Holding Fund Ltd...................    96,900

Allstate Insurance Company..................................    24,800

Allstate Life Insurance Company.............................     9,200

Alpine Associates...........................................    84,000

Alpine Partners, L.P........................................    13,000

American High-Income Trust..................................   180,000

American Motorist Insurance Company.........................    15,946

American Samoa Government...................................     1,900

American Variable High-Yield Bond Fund......................    40,000

Arapahoe County Colorado....................................     1,559

Bank Austria Cayman Islands Ltd.............................    82,500

BP Amoco PLC, Master Trust..................................    44,885

British Virgin Islands Social Security Board................     1,204

CALAMOS-Registered Trademark- Market Neutral
Fund-CALAMOS-Registered Trademark- Investment
  Trust.....................................................   141,100

Capital Guardian Global High-Yield Fixed-Income Fund
  (Semi-Monthly Valued).....................................     2,500

Capital Guardian U.S. High-Yield Fixed-Income Master Fund...    20,000

Capital Income Builder, Inc.................................   100,000

CFFX, LLC...................................................    65,000

City of New Orleans.........................................     6,433

                                                             NUMBER OF
                                                             PREFERRED
SELLING SECURITYHOLDER                                       SECURITIES
----------------------                                       ----------
City University of New York.................................     3,841

Coastal Convertibles Ltd....................................    20,000

Consulting Group Capital Markets Funds......................     9,200

CSFB Convertible & Quantitative Strategies..................   100,000

Deutsche Banc Alex.Brown Inc................................   110,000

Equity & Convertible Fund...................................    30,000

Evergreen Equity Income Fund................................   200,000

Federated Equity Funds
  on behalf of its Federated Market Opportunity Fund........    16,900

Forest Alternative Strategies Fund II.......................     2,600

Forest Fulcrum Fund L.L.P...................................    26,500

Forest Global Convertible Fund Series A-5...................    99,400

GLG Global Convertible Fund.................................   126,750

GLG Global Convertible UCITS Fund...........................    23,250

Global Bermuda Limited Partnership..........................    22,500

Goldman Sachs & Company.....................................       325

Grady Hospital Foundation...................................     3,369

Harris Insight Convertible Securities Fund..................     2,000

HFR Convertible Arbitrage Account...........................     7,710

HFR Master Fund, Ltd........................................     1,100

Hotel Union & Hotel Industry of Hawaii......................    20,450

J. P. Morgan Securities Inc.................................     7,150

Jefferies & Company Inc.....................................       445

KBC Financial Products USA Inc..............................    10,000

Kellner, DiLeo & Co.........................................   100,000

Lakeshore International, Ltd................................   127,500

Lipper Convertibles Series II, L.P..........................    35,000

Lipper Convertibles, L.P....................................   707,000

LLT Limited.................................................     3,900

Lyxor Master Fund
  c/o Forest Investment Mngt. L.L.C.........................     5,000

Mainstay Convertible Fund...................................   108,400

Mainstay VP Convertible Portfolio...........................    29,600

McMahan Securities Co. L.P..................................    32,606

Merrill Lynch, Pierce, Fenner & Smith Inc...................    31,000

Minnesota Power and Light...................................     5,865

Morgan Stanley & Co.........................................    15,000

Morgan Stanley Dean Witter Convertible Securities Trust.....    50,000

                                                             NUMBER OF
                                                             PREFERRED
SELLING SECURITYHOLDER                                       SECURITIES
----------------------                                       ----------
Municipal Employees.........................................     5,776

New Orleans Firefighters Pension/Relief Fund................     3,491

New York Life Separate Account #7...........................    14,600

Northern Income Equity Fund.................................    95,000

Occidental Petroleum Corporation............................     6,508

Onex Industrial Partners Limited............................    54,500

Pebble Capital Inc..........................................    11,500

Penn Series Funds, Inc -- Flexibly Managed Series...........    30,000

Peoples Benefit Life Insurance Company TEAMSTERS............    21,000

Policeman and Fireman Retirement System of the
  City of Detroit...........................................    16,656

President & Fellows of Harvard College......................    75,000

Pro-mutual..................................................    19,079

Quattro Fund, Ltd...........................................    25,000

Raytheon Master Pension Trust...............................     6,231

RBC Capital Services Inc.
  c/o Forest Investment Mngt. L.L.C.........................     2,600

RCG Latitude Master Fund Ltd................................    27,500

Sage Capital................................................    40,000

Shell Pension Trust.........................................    10,133

Silvercreek II Limited......................................    64,000

Silvercreek Limited Partnership.............................    20,000

St. Albans Partners Ltd.....................................    21,000

State of Maryland Retirement Agency.........................    81,594

Sylvan (IMA) Ltd.
  c/o Forest Investment Mngt. L.L.C.........................     3,000

T. Rowe Price Capital Appreciation Fund.....................    80,000

The Bond Fund of America, Inc...............................   180,000

The Estate of James Campbell................................     6,350

The GCG Trust -- Fully Managed Series.......................    30,000

The Grable Foundation.......................................     3,013

The Income Fund of America, Inc.............................   356,000

The James Campbell Corporation..............................     8,070

TQA Master Fund, Ltd........................................   105,000

TQA Master Plus Fund, Ltd...................................    95,000

Tribeca Investments L.L.C...................................   100,000

Viacom Inc. Pension Plan Master Trust.......................     2,150

Zurich Institutional Benchmarks.............................     7,250

                                                             NUMBER OF
                                                             PREFERRED
SELLING SECURITYHOLDER                                       SECURITIES
----------------------                                       ----------
Zurich Master Hedge Fund
  c/o Forest Investment Mngt. L.L.C.........................     7,000

All other beneficial owners.................................   802,700
                                                             ---------

    Total................................................... 6,000,000
                                                             =========



    None of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with the trust or Cummins or any of their predecessors or affiliates.



    Because the selling securityholders may, pursuant to this prospectus, offer all or some portion of the preferred securities, the debentures or the common stock issuable upon conversion of the preferred securities, no estimate can be given as to the amount of the preferred securities, the debentures or the common stock issuable upon conversion of the preferred securities or the debentures that will be held by the selling securityholders upon termination of any such sales. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their preferred securities, since the date on which they provided the information regarding their preferred securities, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."


    Only selling securityholders identified above who beneficially own the preferred securities set forth opposite each such selling securityholder's name in the foregoing table on the effective date of the registration statement, of which this prospectus forms a part, may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of the preferred securities, the debentures or the common stock issuable upon conversion of the preferred securities or the debentures by any holder not identified above, this prospectus will be supplemented to set forth the name and number of shares beneficially owned by the selling securityholder intending to sell such preferred securities, debentures or common stock, and the number of preferred securities, the aggregate amount of debentures or the number of shares of common stock to be offered. The prospectus supplement will also disclose whether any selling securityholder selling in connection with such prospectus supplement has held any position or office with, has been employed by or otherwise has had a material relationship with the trust or Cummins or any of their predecessors or affiliates during the three years prior to the date of the prospectus supplement if such information has not been disclosed herein.

                              PLAN OF DISTRIBUTION

    The preferred securities, debentures or common stock issuable upon conversion of the preferred securities or the debentures, collectively, the securities, may be sold from time to time to purchasers directly by the selling securityholders. Alternatively, the selling securityholders may from time to time offer the securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders or the purchasers of such securities for whom they may act as agents. The selling securityholders and any underwriters, broker/dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    The selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the securities by the selling securityholders. The foregoing may affect the marketability of such securities.

    Pursuant to the registration rights agreement, Cummins will pay the costs of the registration of the securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling securityholders will pay all underwriting discounts and selling commissions, if any. The selling securityholders will be indemnified by Cummins and the trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. Cummins and the trust will be indemnified by the selling securityholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

    The trust does not intend to list the preferred securities on any securities exchange. The trust has been advised by the initial purchasers in the original offering that they intend to make a market in them as permitted by applicable laws and regulations. The initial purchasers are not obligated, however, to make a market in the preferred securities and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the preferred securities.

                                 LEGAL MATTERS


    The validity of the debentures and the preferred securities guarantee have been passed upon for Cummins and the trust by Cravath, Swaine & Moore and Marya
M. Rose, Esq., Vice President--General Counsel and Secretary of Cummins, the validity of the Cummins common stock issuable upon conversion of the preferred securities or the debentures have been passed upon for Cummins and the trust by Ms. Rose, and certain matters of Delaware law relating to the trust and the validity of the preferred securities have been passed upon for the trust by Richards, Layton & Finger, P.A., special Delaware counsel to the trust and Cummins. Ms. Rose owns beneficially approximately 10,500 shares of Cummins common stock. She holds options to purchase 25,675 additional shares of Cummins common stock that were granted to her pursuant to Cummins' 1992 Stock Incentive Plan.


    Certain matters relating to United States Federal income tax considerations as noted under the heading "United States Federal Income Tax Considerations" have been passed upon for Cummins by Cravath, Swaine & Moore, special tax counsel to Cummins and the trust.

                                    EXPERTS

    The consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                                                      APPENDIX A

             NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Cummins Capital Trust I
c/o BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, IL 60602

Attention:  Corporate Finance Unit

        Re:  Cummins Capital Trust I (the "Trust")
            7% Convertible Cumulative Quarterly Income
            Preferred Securities (the "Preferred Securities")

Dear Sirs:


    Please be advised that ____________________________ has transferred
shares of Preferred Securities, or $           aggregate principal amount of
Cummins Inc. (the "Company") 7% Junior Subordinated Convertible Debentures Due
June 15, 2031 (the "Debentures") or $           aggregate principal amount of
the Company's common stock, $2.50 par value, issued on conversion of the Preferred Securities or the Debentures, or both, ("Common Stock") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-68592) filed by the Company.


    We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Preferred Securities, Debentures or Common Stock is
named as a "Selling Securityholder" in the Prospectus dated       , or in
supplements thereto, and that the aggregate principal amount of the Debentures, the Preferred Securities or the Common Stock transferred are the Debentures, the Preferred Securities or the Common Stock listed in such Prospectus opposite such owner's name.

      Dated:

                                                       Very truly yours,

                                                       ---------------------------------------------
                                                       (Name)

                                                       By:
                                                            -----------------------------------------
                                                            (Authorized Signature)

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                         6,000,000 Preferred Securities

                            CUMMINS CAPITAL TRUST I

                   7% Convertible Cumulative Quarterly Income
                              Preferred Securities
                             ("Convertible QUIPS")
                 guaranteed to the extent set forth herein by,
                     and convertible into common stock of,

                                  CUMMINS INC.

                                ---------------

                                     [LOGO]

                                ---------------

                                   PROSPECTUS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee........................................   $ 75,000
Printing....................................................     50,000
Legal Fees and Expenses.....................................    100,000
Accounting Fees and Expenses................................     30,000
Trustee Fees and Expenses...................................     15,000
Miscellaneous...............................................     18,000
                                                               --------
Total.......................................................   $288,000
                                                               ========

    The foregoing expenses, except for the SEC Registration Fee, are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CUMMINS, INC.

    The Indiana Business Corporation Law (Indiana Code of 1986,
Section 23-1-37) provides in regard to indemnification of directors and officers as follows:

23-1-37-8. BASIS. (a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

    (1) the individual's conduct was in good faith; and

    (2) the individual reasonably believed:

       (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

       (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

    (3) in the case of any criminal proceeding, the individual either:

       (A) had reasonable cause to believe the individual's conduct was lawful;
           or

       (B) had no reasonable cause to believe the individual's conduct was unlawful.

(b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.

23-1-37-9. AUTHORIZED. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

23-1-37-13. OFFICERS, EMPLOYEES OR AGENTS. Unless a corporation's articles of incorporation provide otherwise:

    (1) An officer of the corporation, whether or not a director, is entitled to mandatory indemnification under Section 9 of this chapter, and is entitled to apply for court-ordered indemnification under Section 11 of this chapter, in each case to the same extent as a director;

    (2) The corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

    (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

23-1-37-15. REMEDY NOT EXCLUSIVE OF OTHER RIGHTS. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

    (1) A corporation's articles of incorporation or bylaws;

    (2) A resolution of the board of directors or of the shareholders; or

    (3) Any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

(b) If the articles of incorporation, bylaws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, bylaws, resolution of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

(c) This chapter does not limit a corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

    Reference is made to Article VI, Section 6.2 of the registrant's by-laws (filed as an exhibit to the registrant's quarterly report on Form 10-Q for the quarter ended October 2, 1994), which, under certain circumstances, permits indemnification by the registrant of its officers and directors. In general, the registrant's by-laws permit indemnification if: (1) the indemnified person acted in good faith for a purpose which he reasonably believed to be in the best interest of the registrant; (2) in the case of an action brought by or in the right of the registrant to procure a judgment in its favor, the indemnified person has not been found liable for negligence or misconduct in the performance of his duty to the registrant; and (3) in criminal actions, the indemnified person had no reasonable cause to believe his conduct to be unlawful. Any such person would be entitled to indemnification as a matter of right if he has been wholly successful, on the merits, with respect to any such actions; if not, his indemnification would be dependent on a determination by the board of directors acting by disinterested members, or by independent legal counsel, or shareholders, that the required standards of conduct have been met. Conviction or a plea of nolo contendere in a criminal action would not of itself preclude indemnification. Indemnification could include reasonable expenses of the indemnified person, judgments, fines and settlement payments, but could not include any amount payable by any such person to the registrant in satisfaction of any judgment or settlement. The by-laws authorize the registrant to advance funds for expenses to an indemnified person, but only against an undertaking that he will repay the same unless it shall ultimately be determined that he is entitled to indemnification. The rights of indemnification provided by the by-law would not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and such rights would extend to the heirs and legal representatives of such person.

    The registrant also maintains a directors' and officers' liability insurance policy providing coverage of up to $35,000,000 for each occurrence for all corporate directors and officers acting in their respective capacities.

CUMMINS CAPITAL TRUST I

    The amended and restated trust agreement provides that, to the fullest extent permitted by applicable law, Cummins will fully indemnify and hold harmless (i) each trustee, (ii) any affiliate of any trustee, (iii) any officer, director, shareholder, employee, representative or agent of any trustee, and
(iv) any employee or agent of the trust or its affiliates (referred to as an "indemnified person") from and against any and all loss, damage, liability, tax, penalty, expense (including legal fees and expenses) or claim of any kind or nature whatsoever incurred by such indemnified person by reason of the creation, operation or termination of the trust or any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the amended and restated trust agreement, except that no indemnified person shall be entitled to be indemnified in respect of any loss, damage or claim determined by a court of competent jurisdiction to have been caused by such indemnified person's own negligence or willful misconduct with respect to such acts or omissions (or, in the case of the Delaware Trustee, any such loss, damage or claim as may be attributable to its, his or her gross negligence, bad faith or willful misconduct).

ITEM 16. EXHIBITS.


EXHIBITS                DESCRIPTION OF EXHIBIT
--------                ----------------------
         4.1            Junior Subordinated Convertible Debentures Indenture dated as of June 18, 2001, between Cummins Inc. and BNY Midwest
                        Trust Company (incorporated by reference to exhibit 4.1 to
                        Cummins' Quarterly report on form 10-Q for the quarter ended
                        June 24, 2001)

         4.2*           Registration Rights Agreement dated as of June 18, 2001
                        among Cummins Inc. and Cummins Capital Trust I and Goldman,
                        Sachs & Co., J.P. Morgan Securities Inc. and Salomon Smith
                        Barney Inc.

         4.3            Amended and Restated Trust Agreement of Cummins Capital
                        Trust I dated as of June 18, 2001, among Cummins Inc., BNY
                        Midwest Trust Company, The Bank of New York (Delaware) and the Administrative Trustees named therein (incorporated by reference to exhibit 4.2 to Cummins' Quarterly report on form 10-Q for the quarter ended June 24, 2001.)

         4.4*           Certificate of Trust of Cummins Capital Trust I

         4.5            Form of Preferred Security (included in Exhibit 4.3)

         4.6            Form of Junior Subordinated Convertible Debentures (included in Exhibit 4.1)

         4.7            Guarantee Agreement dated as of June 18, 2001, between
                        Cummins Inc. and BNY Midwest Trust Company relating to the
                        Preferred Securities of Cummins Capital Trust I
                        (incorporated by reference to exhibit 4.3 to Cummins'
                        Quarterly report on form 10-Q for the quarter ended June 24,
                        2001.)

         5.1            Opinion of Marya M. Rose

         5.2            Opinion of Cravath, Swaine & Moore

         5.3            Opinion of Richards, Layton & Finger

        12.1 Statement re: Computation of ratio of earnings to fixed charges

        23.1            Consent of Marya M. Rose (included in Exhibit 5.1)

        23.2            Consent of Cravath, Swaine & Moore (included in Exhibit 5.2)

        23.3            Consent of Richards, Layton & Finger (included in Exhibit
                        5.3)

        23.4            Consent of Arthur Andersen LLP

        24.1*           Powers of Attorney for Cummins Inc.

        25.1            Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of BNY Midwest Trust Company, as Trustee, with respect to the Junior Subordinated Convertible
                        Debentures Indenture

        25.2            Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of BNY Midwest Trust Company, as Property
                        Trustee, with respect to the Preferred Securities of Cummins
                        Capital Trust I

EXHIBITS                DESCRIPTION OF EXHIBIT
--------                ----------------------
        25.3            Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of BNY Midwest Trust Company, as Guarantee
                        Trustee, with respect to the Preferred Securities Guarantee of Cummins Inc., with respect to the Preferred Securities of
                        Cummins Capital Trust I


------------------------


*   Previously filed.


ITEM 17. UNDERTAKINGS.

(A) The undersigned registrants, which we refer to in this registration statement as the registrants, hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that the undertakings set forth in paragraphs
       (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or
       Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Cummins's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned thereunto duly authorized, in the city of Columbus, state of Indiana, on the 21st day of November, 2001.


                                                       CUMMINS INC.,

                                                       By:  /s/ TOM LINEBARGER
                                                            -----------------------------------------
                                                            Name: Tom Linebarger
                                                            Title:  Vice President and Chief Financial
                                                                    Officer (Principal Financial
                                                                    Officer)

                                                       CUMMINS CAPITAL TRUST I,

                                                       BY: CUMMINS INC., AS DEPOSITOR

                                                       By:  /s/ TOM LINEBARGER
                                                            -----------------------------------------
                                                            Name: Tom Linebarger
                                                            Title:  Vice President and Chief Financial
                                                                    Officer (Principal Financial
                                                                    Officer)

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 21st day of November, 2001 by the following persons in the capacities indicated.


                 SIGNATURES                                           TITLE
                 ----------                                           -----

                     *                             Director and Chairman of the Board of
-------------------------------------------        Directors and Chief Executive Officer
             Theodore M. Solso                     (Principal Executive Officer)

                     *                                               Director
-------------------------------------------
             Robert J. Darnall

                     *                                               Director
-------------------------------------------
               John M. Deutch

                     *                                               Director
-------------------------------------------
              Walter Y. Elisha

                     *                                               Director
-------------------------------------------
               Hanna H. Gray

                     *                                               Director
-------------------------------------------
              James A. Johnson

                     *                                               Director
-------------------------------------------
             William I. Miller

                     *                                               Director
-------------------------------------------
           William D. Ruckelshaus

                     *                                               Director
-------------------------------------------
             Franklin A. Thomas

                     *                                               Director
-------------------------------------------
             J. Lawrence Wilson

                 SIGNATURES                                           TITLE
                 ----------                                           -----
                     *                                               Director
-------------------------------------------
              Alexis M. Herman

            /s/ ROBERT C. CRANE                    Vice President-Corporate Controller
-------------------------------------------        (Principal Accounting Officer)
              Robert C. Crane

*By:            /s/ TOM LINEBARGER
      --------------------------------------
                  Tom Linebarger
                As Attorney-in-Fact

                                 EXHIBIT INDEX


      EXHIBITS          DESCRIPTION OF EXHIBIT
      --------          ----------------------
         4.1            Junior Subordinated Convertible Debentures Indenture dated as of June 18, 2001, between Cummins Inc. and BNY Midwest
                        Trust Company (incorporated by reference to exhibit 4.1 to
                        Cummins' Quarterly report on form 10-Q for the quarter ended
                        June 24, 2001)

         4.2*           Registration Rights Agreement dated as of June 18, 2001
                        among Cummins Inc. and Cummins Capital Trust I and Goldman,
                        Sachs & Co., J.P. Morgan Securities Inc. and Salomon Smith
                        Barney Inc.

         4.3            Amended and Restated Trust Agreement of Cummins Capital
                        Trust I dated as of June 18, 2001, among Cummins Inc., BNY
                        Midwest Trust Company, The Bank of New York (Delaware) and the Administrative Trustees named therein (incorporated by reference to exhibit 4.2 to Cummins' Quarterly report on form 10-Q for the quarter ended June 24, 2001)

         4.4*           Certificate of Trust of Cummins Capital Trust I

         4.5            Form of Preferred Security (included in Exhibit 4.3)

         4.6            Form of Junior Subordinated Convertible Debentures (included in Exhibit 4.1)

         4.7            Guarantee Agreement dated as of June 18, 2001, between
                        Cummins Inc. and BNY Midwest Trust Company relating to the
                        Preferred Securities of Cummins Capital Trust I,
                        (incorporated by reference to exhibit 4.3 to Cummins'
                        Quarterly report on form 10-Q for the quarter ended June 24,
                        2001)

         5.1            Opinion of Marya M. Rose

         5.2            Opinion of Cravath, Swaine & Moore

         5.3            Opinion of Richards, Layton & Finger

        12.1 Statement re: Computation of ratio of earnings to fixed charges

        23.1            Consent of Marya M. Rose (included in Exhibit 5.1)

        23.2            Consent of Cravath, Swaine & Moore (included in Exhibit 5.2)

        23.3            Consent of Richards, Layton & Finger (included in Exhibit
                        5.3)

        23.4            Consent of Arthur Andersen LLP

        24.1*           Powers of Attorney for Cummins Inc.

        25.1            Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of BNY Midwest Trust Company, as Trustee, with respect to the Junior Subordinated Convertible
                        Debentures Indenture

        25.2            Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of BNY Midwest Trust Company, as Property
                        Trustee, with respect to the Preferred Securities of Cummins
                        Capital Trust I

        25.3            Statement of Eligibility under the Trust Indenture Act of
                        1939, as amended, of BNY Midwest Trust Company, as Guarantee
                        Trustee, with respect to the Preferred Securities Guarantee of Cummins Inc., with respect to the Preferred Securities of
                        Cummins Capital Trust I


------------------------


*   Previously filed.